                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-82831


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 25, 2002)

                                  $324,999,900
                               INDYMAC MBS, INC.
                                    DEPOSITOR

                              [INDYMAC BANK LOGO]


                           SELLER AND MASTER SERVICER

                RESIDENTIAL ASSET SECURITIZATION TRUST 2002-A4
                                     ISSUER

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2002

                              ------------------

  The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:


                     INITIAL                                               INITIAL
                CLASS CERTIFICATE     PASS-THROUGH                    CLASS CERTIFICATE     PASS-THROUGH
                     BALANCE              RATE                             BALANCE              RATE
               ------------------    -------------    ----------     -------------------   ---------------
 Class A-1         $ 94,000,000        Variable       Class A-IO           Notional             2.50%
 Class A-2         $107,700,000          6.18%        Class A-R           $      100            N/A
 Class A-3         $ 30,300,000          6.75%        Class M-1           $7,313,000            7.00%
 Class A-4         $ 32,100,000          7.00%        Class M-2           $5,687,800            7.00%
 Class A-5         $ 43,836,000          7.00%        Class B             $4,063,000            7.00%

     The Class A-IO Certificates are interest only notional amount certificates. The pass-through rates for the offered certificates (other than the Class A-IO Certificates) are subject to interest rate caps as described in this prospectus supplement under "Description of the Certificates--Distributions." The pass-through rate for the Class A-1 Certificates is calculated as described under "Description of the Certificates--Distributions." The Class A-R Certificates do not bear interest.

[sidebar]
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.
[end sidebar]

     On the first distribution date after the aggregate principal balance of the mortgage loans is less than 10% of the sum of the aggregate principal balance of the mortgage loans as of March 1, 2002 and the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates, the pass-through rates of the Class A-5 Certificates and the subordinated certificates will increase as described under "Description of the Certificates--Distributions."

     The Class M-1, Class M-2 and Class B Certificates are subordinated to the other classes of offered certificates (we sometimes call these other classes of certificates the senior certificates). Subordination provides a form of credit enhancement for the classes of senior certificates.

     Delinquencies and losses realized upon liquidation of mortgage loans will adversely affect the yield to investors in the certificates, and the investors in the classes of subordinated certificates in particular.

     The assets of the trust will consist primarily of a pool of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Lehman Brothers Inc. will offer the certificates listed above (other than the Class A-R Certificates) to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates (other than the Class A-R Certificates) are expected to be approximately 100.096% of the principal balance of the offered certificates plus accrued interest before deducting expenses. See "Method of Distribution."

     Neither the seller and master servicer nor the depositor is a, nor are either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.


                                LEHMAN BROTHERS

                                 March 25, 2002

                                TABLE OF CONTENTS

                                                  PAGE

                                                 -----
              PROSPECTUS SUPPLEMENT

Summary ......................................    S-3
Risk Factors .................................    S-8
The Mortgage Pool ............................   S-15
Servicing of Mortgage Loans ..................   S-23
Description of the Certificates ..............   S-28
Yield, Prepayment and Maturity
   Considerations ............................   S-42
Use of Proceeds ..............................   S-52
Material Federal Income Tax Consequences .....   S-52
ERISA Considerations .........................   S-55
Method of Distribution .......................   S-57
Legal Matters ................................   S-57
Ratings ......................................   S-57
Index of Principal Terms .....................   S-59


                                                  PAGE
                                                  ----
                  PROSPECTUS

Important Notice About Information in This
   Prospectus and Each Accompanying
   Prospectus Supplement .....................      3
Risk Factors .................................      4
The Trust Fund ...............................     14
Use of Proceeds ..............................     25
The Depositor ................................     25
Mortgage Loan Program ........................     25
Description of the Certificates ..............     28
Credit Enhancement ...........................     42
Yield and Prepayment Considerations ..........     46
The Pooling and Servicing Agreement ..........     47
Certain Legal Aspects of the Mortgage
   Loans .....................................     63
Material Federal Income Tax Consequences .....     70
State Tax Considerations .....................     95
ERISA Considerations .........................     95
Legal Investment .............................     99
Method of Distribution .......................    100
Legal Matters ................................    101
Financial Information ........................    101
Rating .......................................    101
Index of Principal Terms .....................    102

                                     SUMMARY

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED CERTIFICATES

Residential Asset Securitization Trust 2002-A4 will issue twelve classes of certificates, ten of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support both the offered certificates and other classes of certificates will consist of a pool of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement. As of March 1, 2002, the aggregate principal balance of the initial mortgage loans conveyed to the trust on the closing date is approximately $314,002,568.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the ratings indicated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's").

                  S&P      Moody's
Class           Rating     Rating          Type
------------   --------   --------   ----------------
Class A-1         AAA        Aaa     Senior/Floating
                                      Rate
Class A-2         AAA        Aaa     Senior
Class A-3         AAA        Aaa     Senior
Class A-4         AAA        Aaa     Senior
Class A-5         AAA        Aaa     Senior
Class A-IO        AAA        Aaa     Senior/Notional
                                     Amount/
                                     Interest Only
Class A-R         AAA        Aaa     Senior/Residual
Class M-1         AA         Aa2     Subordinate
Class M-2          A         A2      Subordinate
Class B           BBB       Baa2     Subordinate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

OTHER CERTIFICATES

In addition to the offered certificates, the trust will issue the Class OC and Class P Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. The Class P Certificates will have an original class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment penalties or charges received in respect of the mortgage loans. As of any distribution date, the class certificate balance of the Class OC Certificates will be equal to the excess, if any, of the sum of (1) the aggregate principal balance of the mortgage loans and (2) the amount, if any, on deposit in the pre-funding account immediately prior to that distribution date over the aggregate of the class certificate balances of the offered certificates and the Class P Certificates. Any information contained in this prospectus supplement with respect to the Class OC and Class P Certificates is provided only to permit a better understanding of the offered certificates.

See "Description of the Certificates--General" and "--Book-Entry Certificates," "Ratings" and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus.

CUT-OFF DATE

For any initial mortgage loan, March 1, 2002; for any subsequent mortgage loan, the later of the date of origination and the first day of the month in which the subsequent mortgage loan is added to the trust fund.

CLOSING DATE

On or about March 28, 2002.

DEPOSITOR

IndyMac MBS, Inc. is a limited purpose finance subsidiary of IndyMac Bank F.S.B. Its address is

155 North Lake Avenue, Pasadena, California, and its telephone number is (800) 669-2300.

SELLER AND MASTER SERVICER

IndyMac Bank, F.S.B.


TRUSTEE

Bankers Trust Company of California, N.A.


DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for April 25, 2002.

INTEREST PAYMENTS

Interest will accrue at the rate specified on the cover page or described in this prospectus supplement on each class of offered certificates, other than the Class A-R Certificates which will not bear interest. Interest will accrue on the basis of a 360-day year divided into twelve 30-day months, except for the Class A-1 Certificates which will accrue interest on the basis of the actual number of days in the accrual period, based on a 360-day year.

Interest will accrue on each interest bearing class of certificates (other than the Class A-1 Certificates) during the calendar month before the month of the distribution date. Interest will accrue on the Class A-1 Certificates from the previous distribution date (or from the 25th day of the preceding month, in the case of the first distribution date) to the day before the current distribution date.

The Class A-IO Certificates will only be entitled to receive interest on their notional amount for the first thirty distribution dates.

The pass-through rates for each class of offered certificates, other than the Class A-IO Certificates, for any distribution date will be subject to an interest rate cap equal to the weighted average of the adjusted net mortgage rates on the mortgage loans (adjusted, in the case of the Class A-1 Certificates, to an effective rate reflecting the accrual of interest calculated on the basis of a 360 day year and the actual numbers of days that elapsed during that accrual period) minus the pass-through rate for the Class A-IO Certificates for that distribution date multiplied by the quotient of

o the notional amount of the Class A-IO Certificates immediately prior to that distribution date divided by

o the aggregate stated principal balance of the mortgage loans as of the first day of the month preceding the month in which that distribution date occurs.

If the pass-through rate for a class of certificates specified on the cover page exceeds the related capped interest rate, holders of the offered certificates (other than the Class A-1 and the Class A-IO Certificates) will be entitled to receive the resulting net interest rate carryover shortfall to the extent of amounts on deposit in the Available Funds Cap Reserve Fund.

The pass-through rate for the Class A-1 Certificates for any distribution date will be equal to one-month LIBOR plus 0.20%, but is subject to the interest rate cap described above. If LIBOR plus 0.20% exceeds the related capped interest rate, the Class A-1 Certificates will be entitled to receive the resulting net interest rate carryover shortfall to the extent those amounts are available pursuant to the Yield Maintenance Agreement for that class of certificates.

See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

The pass-through rates for the Class A-5 Certificates and each class of subordinated certificates will increase by 0.25% per annum on the first distribution date after the aggregate principal balance of the mortgage loans as of the first day of the prior calendar month is less than 10% of the sum of (1) the aggregate principal balance of the mortgage loans as of March 1, 2002 and
(2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

See "Description of the Certificates--Distributions" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest which the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% times the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicer's servicing compensation the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustments to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

PRINCIPAL PAYMENTS


Principal will be paid on each class of certificates entitled to receive payments of principal on the 25th day of each month as described in this prospectus supplement on page S-36.

The Class A-IO Certificates are notional amount certificates and will not have a class certificate balance but will bear interest for the first thirty distribution dates on their outstanding notional amount. The notional amount of the Class A-IO Certificates will equal the lesser of (a) for each distribution date through October 2003, $32,500,000, for each distribution date thereafter through March 2004, $27,625,000, for each distribution date thereafter through September 2004, $22,750,000 and for any distribution date thereafter, $0 and
(b), the aggregate principal balance of the mortgage loans. On and after the thirtieth distribution date, the notional amount of the Class A-IO Certificates will equal zero.

See "Description of the Certificates--Distributions" in this prospectus supplement.

PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT

At closing, the seller may deposit up to approximately $10,997,432 into a pre-funding account, to be used to acquire subsequent mortgage loans from the seller during the pre-funding period. The purchase of subsequent mortgage loans will occur only during the pre-funding period, which terminates upon the earlier of:

o the date on which the remaining pre-funding amount is less than $100,000, and

o    the close of business on May 31, 2002.

At closing, the seller will deposit funds into a capitalized interest account to offset shortfalls in interest amounts attributable to the pre-funding mechanism.

Any amounts in the pre-funding account not used during the pre-funding period to purchase subsequent mortgage loans will be distributed as a prepayment of principal of the senior certificates then entitled to receive distributions of principal, on the first distribution date following the pre-funding period. The pre-funding and capitalized interest accounts will not be assets of any REMIC.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets after the principal balance of all of the mortgage loans and related real estate owned by the trust declines below 10% of the sum of (1) the aggregate principal balance of the mortgage loans as of March 1, 2002, and (2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs subordination and overcollateralization as credit enhancement for the offered certificates.

SUBORDINATION

The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. The Class M-1 Certificates will have payment priority over the Class M-2, Class B and Class OC Certificates, the Class M-2 Certificates will have payment priority over the Class B and Class OC Certificates and the Class B Certificates will have a payment priority over the Class OC Certificates.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general this loss protection is accomplished by allocating the realized losses to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. Realized losses would then be allocated to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates was reduced to zero. Pursuant to the pooling and servicing agreement, the senior certificates and the Class P Certificates will not be allocated realized losses.

See "Description of the Certificates--Distributions" in this prospectus supplement.

OVERCOLLATERALIZATION

When excess interest payments received in respect of the mortgage loans are used to reduce principal owed on the certificates, the aggregate principal balance of the mortgage loans may become greater than the principal balance of the classes of certificates. If this occurs, these certificates will be "overcollateralized," and on any distribution date, the amount of any such overcollateralization will be available to absorb losses from liquidated mortgage loans, if such losses are not otherwise covered.

The mortgage loans are expected to generate more interest than is needed to pay the related expenses of the trust fund and interest on the offered certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the offered certificates. Beginning on the distribution date in October 2002, any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay the related expenses of the trust fund and interest on the offered certificates will be used to reduce the total principal balance of the offered certificates until a required level of overcollateralization has been achieved.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the trust (exclusive of the pre-funding account, the capitalized interest account, the Yield Maintenance Agreement, the yield maintenance reserve fund and the Available Funds Cap Reserve Fund) will be treated as multiple real estate mortgage investment conduits. The offered certificates (other than the Class A-R Certificates) and the Class P and Class OC Certificates will represent the regular interests in the Master REMIC. The Class A-R Certificates will represent ownership of the residual interest in each of the REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan, so long as the conditions described under "ERISA Considerations" are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

At the end of the pre-funding period, the senior certificates and the Class M-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class M-2 and Class B Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

                                  RISK FACTORS

o THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 4 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY HOW
 BORROWERS REPAY THEIR MORTGAGE
 LOANS ............................ Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

                                    The rate and timing of prepayments of the mortgage loans will affect the yields to maturity and weighted average lives of the certificates.

                                    Any reinvestment risks from faster or slower prepayments of the mortgage loans will be borne entirely by the holders of the certificates.

                                    o   If you purchase your certificates
                                        at a discount and principal is
                                        repaid slower than you anticipate,
                                        then your yield may be lower than
                                        you anticipate.

                                    o   If you purchase your certificates
                                        at a premium and principal is
                                        repaid faster than you anticipate,
                                        then your yield may be lower than
                                        you anticipate.

                                    o   If you purchase the Class A-IO
                                        Certificates, which are
                                        interest-only certificates, and
                                        principal is repaid faster than you
                                        anticipate, you may lose your
                                        initial investment. In addition,
                                        the Class A-IO Certificates will
                                        not receive any distributions after
                                        the thirtieth distribution date.

                                    o   It is expected that approximately
                                        18.83% of the initial mortgage
                                        loans by cut-off date pool
                                        principal balance require the
                                        mortgagor to pay a penalty if the
                                        mortgagor prepays the mortgage loan
                                        during periods ranging from one
                                        year to five years after the
                                        mortgage loan was originated. A
                                        prepayment penalty may discourage a
                                        mortgagor from prepaying the
                                        mortgage loan during the applicable
                                        period. Prepayment penalties will
                                        be distributed to the Class P
                                        Certificates and will not be
                                        available to the holders of other
                                        classes of certificates.

                                    o   In addition, the weighted average
                                        lives of the certificates will be
                                        affected by any prepayment
                                        resulting from the distribution of
                                        amounts, if any, on deposit in the
                                        pre-funding account after the end
                                        of the pre-funding period.

                                    See "Yield, Prepayment and Maturity
                                    Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

POSSIBLE PREPAYMENT DUE TO
  INABILITY TO ACQUIRE SUBSEQUENT
  MORTGAGE LOANS .................. The ability of the trust fund to acquire subsequent mortgage loans depends on the ability of the seller to originate or acquire mortgage loans during the pre-funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of the seller to originate or acquire subsequent mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                                    If the amount on deposit in the pre-funding account cannot be used to purchase subsequent mortgage loans by the end of the pre-funding period, the amounts remaining on deposit in the pre-funding account will be distributed to the holders of the senior certificates as a prepayment on the first distribution date after the pre-funding period.

YOUR YIELD WILL BE AFFECTED BY HOW
 DISTRIBUTIONS ARE ALLOCATED TO
 THE CERTIFICATES ................. The timing of principal payments on the certificates will be affected by a number of factors, including:

                                    o  the extent of prepayments on the
                                       mortgage loans,

                                    o  how the classes of certificates
                                       receive payments of principal,

                                    o  beginning on the Distribution Date
                                       in October 2002, the use of excess
                                       interest from the mortgage loans to
                                       create and maintain
                                       overcollateralization for the
                                       certificates,

                                    o  whether the master servicer
                                       exercises its right, in its sole
                                       discretion, to terminate the trust,

                                    o  the rate and timing of payment
                                       defaults and losses on the mortgage
                                       loans, and

                                    o  repurchases of mortgage loans for
                                       material breaches of
                                       representations and warranties.

                                    Since distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the trust is terminated.

                                    See "Description of the Certificates--
                                    Distributions," and "--Optional Termination" for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool--Representations by Seller; Repurchases, etc." for more information regarding the repurchase of mortgage loans.


CREDIT ENHANCEMENT MAY NOT BE
 SUFFICIENT TO PROTECT SENIOR
 CERTIFICATES FROM LOSSES ......... The certificates are not insured by any financial guaranty insurance policy. The subordination and overcollateralization features of the trust are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal, as applicable.

                               SUBORDINATION. When certain classes of
                               certificates provide credit enhancement for other classes of certificates, this is sometimes referred to as "subordination." For purposes of this prospectus supplement, "related subordinated classes" means (i) with respect to the senior certificates, the subordinated certificates, (ii) with respect to the Class M-1 Certificates, the Class M-2, Class B and Class OC Certificates,
                               (iii) with respect to the Class M-2 Certificates, the Class B and Class OC Certificates and (iv) with respect to the Class B Certificates, the Class OC Certificates.

                               Credit enhancement will be provided for the certificates, first, by the right of the holders of the senior classes of certificates to receive certain payments of principal prior to the subordinated classes of certificates and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement is provided by using collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Realized losses on the mortgage loans are allocated among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. This means that, with respect to the certificates offered by this prospectus supplement, realized losses would first be allocated to the Class B Certificates, until the principal balance of the Class B Certificates was reduced to zero. Subsequent realized losses would be allocated to the next most junior class of subordinated certificates, until the principal balance of that class of subordinated certificates was reduced to zero. Accordingly, if the aggregate principal balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior classes of certificates.

                               See "Description of the Certificates--
                               Distributions" in this prospectus supplement.

                               You should carefully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                               OVERCOLLATERALIZATION. The mortgage loans are expected to generate more interest than is needed to pay the related expenses of the trust fund and interest on the certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. If the mortgage loans generate more interest than is needed to pay the related expenses of the trust fund and interest on the certificates, this "excess interest" will be used, beginning on the Distribution Date in October 2002, to make additional principal payments on the certificates, which will reduce the total principal balance of the certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization."
                               Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to establish or maintain the required level of overcollateralization for the certificates.

                               See "Description of the Certificates--
                               Overcollateralization Provisions" in this prospectus supplement.

THE YIELD ON THE CLASS A-1
  CERTIFICATES WILL BE AFFECTED
  BY THE LEVEL OF LIBOR.....   The pass-through rate on the Class A-1
                               Certificates will be based on LIBOR plus the related margin, subject to a cap. The yield on the Class A-1 Certificates will be affected by the level of LIBOR. If the level of LIBOR differs from the level you expect, then your yield on the Class A-1 Certificates may be lower than you expect.

                               See "Description of the Certificates--
                               Distributions" and see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more information.

YOUR YIELD MAY BE AFFECTED BY
   THE CAP ON THE
   PASS-THROUGH RATES........  The pass-through rate on each class of offered certificates, other than the Class A-IO
                               Certificates, is subject to a cap which is calculated by reference to the weighted average adjusted net mortgage rates of the mortgage loans and adjusted for distributions to the Class A-IO Certificates. Mortgage loans with higher adjusted net mortgage rates may be more likely to prepay or to prepay at faster rates than mortgage loans with relatively lower adjusted net mortgage rates. This type of disproportionate prepayment experience may reduce the cap, thereby limiting the pass-through rate on one or more classes of offered certificates. In addition, the applicable pass-through rate on the Class A-1 Certificates is subject to monthly adjustment based on one-month LIBOR while the mortgage rates are fixed. If one-month LIBOR were to increase, the pass-through rate on the Class A-1 Certificates may be more likely to be subject to the cap.

                               If on any distribution date the pass-through rate on any class of offered certificates, other than the Class A-IO and Class A-1 Certificates, is limited by the cap, the holders may receive the resulting net interest rate carryover shortfall from amounts on deposit in the Available Funds Cap Reserve Fund. If the pass-through rate on the Class A-1 Certificates is limited by the cap, the holders may receive the resulting net interest rate carryover shortfall from amounts received pursuant to the Yield Maintenance Agreement that are deposited in the yield maintenance reserve fund. The ratings of the certificates do not address the likelihood of receipt of payments from the Available Funds Cap Reserve Fund or the yield maintenance reserve fund, as applicable.

CERTAIN INTEREST SHORTFALLS WILL BE
  ALLOCATED TO THE CERTIFICATES. Your certificates may be subject to certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief of 1940 (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the master servicer, and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

CERTIFICATES MAY NOT BE
  APPROPRIATE
  FOR SOME INVESTORS........     The offered certificates may not be an
                                 appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                                 o   The yield to maturity of offered
                                     certificates purchased at a price
                                     other than par will be sensitive to
                                     the uncertain rate and timing of
                                     principal prepayments on the
                                     mortgage loans;

                                 o   The rate of principal distributions
                                     on and the weighted average lives of
                                     the offered certificates will be
                                     sensitive to the uncertain rate and
                                     timing of principal prepayments on
                                     the mortgage loans and the priority
                                     of principal distributions among the
                                     classes of certificates.
                                     Accordingly, the offered
                                     certificates may be an inappropriate
                                     investment if you require a
                                     distribution of a particular amount
                                     of principal on a specific date or
                                     an otherwise predictable stream of
                                     distributions;

                                 o   You may not be able to reinvest
                                     distributions on an offered
                                     certificate (which, in general, are
                                     expected to be greater during
                                     periods of relatively low interest
                                     rates) at a rate at least as high as
                                     the pass-through rate applicable to
                                     your certificate; or

                                 o   A secondary market for the offered
                                     certificates may not develop or
                                     provide certificateholders with
                                     liquidity of investment.


GEOGRAPHIC CONCENTRATION
 INCREASES RISK THAT
 CERTIFICATE YIELDS COULD
 BE IMPAIRED ................... Approximately 56.53% and 14.67% of the initial mortgage loans by aggregate principal balance as of the Cut-off Date are secured by property in California and New York, respectively. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                 o    Economic conditions in California or
                                      New York (which may or may not
                                      affect real property values) may
                                      affect the ability of borrowers to
                                      repay their loans on time;

                                 o    Declines in the California or New
                                      York residential real estate market
                                      may reduce the values of properties
                                      located in California or New York,
                                      which would result in an increase in
                                      the loan-to-value ratios; and

                                 o    Any increase in the market value of
                                      properties located in California or
                                      New York would reduce the
                                      loan-to-value ratios and could,
                                      therefore, make alternative sources
                                      of financing available to the
                                      borrowers at lower interest rates,
                                      which could result in an increased
                                      rate of prepayment of the mortgage
                                      loans.

RECENT EVENTS...............   On September 11, 2001, certain tragic events
                               occurred at the World Trade Center in New York
                               City, and at the Pentagon in Arlington, Virginia, that have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by holders of the offered certificates.

                               In response to the events of September 11, 2001, the United States commenced military operations in Afghanistan on October 7, 2001. These military operations may increase the likelihood that shortfalls imposed by the Relief Act may occur.

YOU MAY HAVE DIFFICULTY
  RESELLING CERTIFICATES....   No market for any of the certificates will
                               exist before they are issued. The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.
                               The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF
FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF

FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

     The depositor, IndyMac MBS, Inc., will purchase the mortgage loans in the mortgage pool from IndyMac Bank, F.S.B. ("IndyMac Bank") pursuant to a pooling and servicing agreement dated as of March 1, 2002 among IndyMac Bank, as seller and master servicer, the depositor, and Bankers Trust Company of California, N.A., as trustee or pursuant to the pooling and servicing agreement and one or more subsequent transfer agreements dated as of the related subsequent transfer date among IndyMac Bank, as seller and master servicer, the depositor, and Bankers Trust Company of California, N.A., as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "Mortgage Loans"). The mortgage loans purchased pursuant to the pooling and servicing agreement on the closing date will be designated "Initial Mortgage Loans" and the mortgage loans purchased pursuant to the pooling and servicing agreement and a subsequent transfer agreement will be designated "subsequent mortgage loans."

     Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under "--Assignment of Mortgage Loans" and "--Representations by Seller, Repurchases, etc.," the seller will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related mortgage loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that related mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Sellers; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. IndyMac Bank is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank as master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Initial Mortgage Loans is expected to be approximately $314,002,568, which is referred to as the "Cut-off Date Pool Principal Balance." The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the mortgage loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Initial Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for 127 Initial Mortgage Loans representing approximately 18.83% of the Initial Mortgage Loans by Cut-off Date Pool Principal Balance, the mortgagors may prepay their mortgage loans at any time without penalty. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment penalty. Investors should conduct their own analysis of the effect, if any, that the prepayment penalties, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment penalties, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     Each Initial Mortgage Loan was originated on or after May 2, 2001.

     The latest stated maturity date of any Initial Mortgage Loan is April 2032, and the earliest stated maturity date of any Initial Mortgage Loan is November 2016.

     As of the Cut-Off Date, no Initial Mortgage Loans will be delinquent more than 30 days.

     There are no Initial Mortgage Loans are subject to buydown agreements. No Initial Mortgage Loans provide for deferred interest or negative amortization.

     No Initial Mortgage Loan has a Loan-to-Value Ratio at origination of more than 95%. Except for 7 Initial Mortgage Loans representing approximately 0.78% of the principal balance of the Initial Mortgage Loans, each of the mortgage loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan. See " --Underwriting Standards."

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party which analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

     The following information sets forth in tabular format information about the Initial Mortgage Loans as of the Cut-off Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

            MORTGAGE RATES FOR THE INITIAL MORTGAGE LOANS (1)
-------------------------------------------------------------------------
                            NUMBER OF         AGGREGATE        PERCENT OF
                             INITIAL          PRINCIPAL         INITIAL
                             MORTGAGE          BALANCE          MORTGAGE
   MORTGAGE RATES (%)         LOANS          OUTSTANDING         LOANS
------------------------   -----------   ------------------   -----------
 5.000-- 5.999 .........         2       $     764,036.28          0.24%
 6.000-- 6.999 .........        88         36,056,473.66          11.48
 7.000-- 7.999 .........       484        221,705,798.53          70.61
 8.000-- 8.999 .........        96         48,043,327.57          15.3
 9.000-- 9.999 .........        19          6,587,096.62           2.10
10.000--10.999 .........         3            845,834.91           0.27
                               ---       ----------------        ------
  Total ................       692       $ 314,002,567.57        100.00%
                               ===       ================        ======

---------------------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Initial Mortgage Loans will be approximately 7.542%.


      CURRENT PRINCIPAL BALANCES FOR THE INITIAL MORTGAGE LOANS (1)
-------------------------------------------------------------------------
                               NUMBER OF       AGGREGATE       PERCENT OF
       RANGE OF CURRENT         INITIAL        PRINCIPAL        INITIAL
    INITIAL MORTGAGE LOAN       MORTGAGE        BALANCE         MORTGAGE
      PRINCIPAL BALANCES         LOANS        OUTSTANDING        LOANS
----------------------------- ----------- ------------------- -----------
$   25,001--   50,000........       2     $     73,709.43          0.02%
$   50,001--   75,000........       5          303,872.03          0.10
$   75,001--  100,000........       2          196,024.49          0.06
$  100,001--  125,000........       3          348,058.77          0.11
$  125,001--  150,000........       1          127,200.00          0.04
$  150,001--  175,000........       6        1,004,308.79          0.32
$  175,001--  200,000........       2          379,498.80          0.12
$  250,001--  275,000........       1          250,994.00          0.08
$  275,001--  300,000........       1          285,713.10          0.09
$  300,001--  325,000........      77       24,281,683.15          7.73
$  325,001--  350,000........      95       32,248,291.08         10.27
$  350,001--  375,000........      84       30,528,675.06          9.72
$  375,001--  400,000........      87       33,788,501.17         10.76
$  400,001--  425,000........      36       14,832,665.42          4.72
$  425,001--  450,000........      49       21,469,844.74          6.84
$  450,001--  475,000........      31       14,293,871.61          4.55
$  475,001--  500,000........      35       17,142,427.12          5.46
$  500,001--  525,000........      28       14,417,951.77          4.59
$  525,001--  550,000........      18        9,731,444.74          3.10
$  550,001--  575,000........      13        7,304,857.94          2.33
$  575,001--  600,000........      26       15,319,348.06          4.88
$  600,001--  625,000........      11        6,750,124.23          2.15
$  625,001--  650,000........      23       14,895,365.89          4.74
$  650,001--  675,000........       2        1,338,000.00          0.43
$  675,001--  700,000........       2        1,385,535.68          0.44
$  700,001--  725,000........       7        4,977,808.79          1.59
$  725,001--  750,000........       6        4,494,944.51          1.43
$  750,001--  775,000........       3        2,288,703.63          0.73
$  775,001--  800,000........       2        1,579,391.53          0.50
$  800,001--  825,000........       4        3,260,500.00          1.04
$  850,001--  875,000........       3        2,602,370.32          0.83
$  875,001--  900,000........       3        2,676,815.17          0.85
$  925,001--  950,000........       2        1,890,400.96          0.60
$  950,001--  975,000........       2        1,933,000.00          0.62
$  975,001--1,000,000........       5        4,997,822.87          1.59
greater than $1,000,001 .....      15       20,602,842.72          6.56
                                   --     ----------------       ------
  Total .....................     692     $314,002,567.57        100.00%
                                  ===     ================       ======

---------------------
(1) As of the Cut-off Date, the average principal balance of the Initial Mortgage Loans will be $453,760.94.


ORIGINAL LOAN-TO-VALUE-RATIOS FOR THE INITIAL MORTGAGE LOANS(1)(2)
------------------------------------------------------------------
                         NUMBER OF       AGGREGATE      PERCENT OF
                          INITIAL        PRINCIPAL       INITIAL
   ORIGINAL LOAN-TO-      MORTGAGE        BALANCE        MORTGAGE
    VALUE-RATIOS (%)       LOANS        OUTSTANDING       LOANS
----------------------- ----------- ------------------ -----------
20.01-- 30.00 .........       3     $   1,649,193.75        0.53%
30.01-- 40.00 .........       6         3,800,000.00        1.21
40.01-- 50.00 .........      29        14,858,662.91        4.73
50.01-- 60.00 .........      69        39,123,969.15       12.46
60.01-- 70.00 .........     111        59,827,216.90       19.05
70.01-- 80.00 .........     375       160,372,370.08       51.07
80.01-- 90.00 .........      66        23,962,733.76        7.63
90.01-- 95.00 .........      33        10,408,421.02        3.31
                            ---     ----------------      ------
  Total ...............     692     $ 314,002,567.57      100.00%
                            ===     ================      ======

---------------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans will be approximately 71.69%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.


   ORIGINAL TERMS TO MATURITY FOR THE INITIAL MORTGAGE LOANS (1)
-------------------------------------------------------------------
                      NUMBER OF         AGGREGATE        PERCENT OF
   ORIGINAL TERM       INITIAL          PRINCIPAL         INITIAL
    TO MATURITY        MORTGAGE          BALANCE          MORTGAGE
     (MONTHS)           LOANS          OUTSTANDING         LOANS
------------------   -----------   ------------------   -----------
121--180 .........         1       $      61,656.29          0.02%
181--240 .........         4           1,046,638.08          0.33
301--360 .........       687         312,894,273.20         99.65
                         ---       ----------------        ------
  Total ..........       692       $ 314,002,567.57        100.00%
                         ===       ================        ======

---------------------
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Initial Mortgage Loans will be 360 months.


             STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                             INITIAL MORTGAGE LOANS

--------------------------------------------------------------------------------
                                 NUMBER OF          AGGREGATE         PERCENT OF
                                  INITIAL           PRINCIPAL          INITIAL
                                  MORTGAGE           BALANCE           MORTGAGE
             STATE                 LOANS           OUTSTANDING          LOANS
------------------------------  -----------   --------------------   -----------
California ...................      376       $ 177,514,574.86           56.53%
New York .....................      109          46,060,504.42           14.67
New Jersey ...................       29          11,208,930.06            3.57
Colorado .....................       21           8,576,669.69            2.73
Utah .........................       12           6,611,028.48            2.11
Florida ......................       14           5,733,988.65            1.83
Oregon .......................        8           5,473,542.71            1.74
Hawaii .......................       14           5,104,801.78            1.63
Connecticut ..................       10           4,454,176.23            1.42
Massachusetts ................       10           4,283,520.38            1.36
Pennsylvania .................        6           4,003,917.36            1.28
Nevada .......................        8           3,763,123.48            1.20
Illinois .....................        7           3,737,061.13            1.19
Maryland .....................       10           3,682,078.73            1.17
Georgia ......................        8           3,655,493.48            1.16
District of Columbia .........        5           2,602,081.00            0.83
Virginia .....................        6           2,428,547.12            0.77
Arizona ......................        7           2,335,757.24            0.74
Texas ........................        7           1,905,842.79            0.61
Washington ...................        5           1,778,999.84            0.57
Michigan .....................        4           1,730,088.00            0.55
Missouri .....................        1           1,064,000.00            0.34
Ohio .........................        2             922,500.00            0.29
Minnesota ....................        2             910,950.00            0.29
South Carolina ...............        2             796,000.00            0.25
Kentucky .....................        1             625,000.00            0.20
Louisiana ....................        1             622,038.02            0.20
Delaware .....................        1             476,800.00            0.15
Kansas .......................        1             413,910.00            0.13
Wisconsin ....................        1             396,000.00            0.13
North Carolina ...............        1             385,000.00            0.12
Montana ......................        1             375,004.54            0.12
Idaho ........................        1             316,787.30            0.10
Tennessee ....................        1              53,850.28            0.02
                                    ---       ----------------          ------
  Total ......................      692       $ 314,002,567.57          100.00%
                                    ===       ================          ======

  REMAINING TERMS TO STATED MATURITY FOR THE INITIAL MORTGAGE
                           LOANS (1)
---------------------------------------------------------------
                      NUMBER OF       AGGREGATE      PERCENT OF
                       INITIAL        PRINCIPAL       INITIAL
 REMAINING TERMS TO    MORTGAGE        BALANCE        MORTGAGE
  MATURITY (MONTHS)     LOANS        OUTSTANDING       LOANS
-------------------- ----------- ------------------ -----------
121--180 ...........       1     $      61,656.29        0.02%
181--240 ...........       4         1,046,638.08        0.33
301--360 ...........     687       312,894,273.20       99.65
                         ---     ----------------      ------
  Total ............     692     $ 314,002,567.57      100.00%
                         ===     ================      ======

---------------------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Initial Mortgage Loans will be approximately 359 months.


    MORTGAGORS' CREDIT SCORES FOR THE INITIAL MORTGAGE LOANS (1)
--------------------------------------------------------------------
                      NUMBER OF         AGGREGATE         PERCENT OF
                       INITIAL          PRINCIPAL          INITIAL
                       MORTGAGE          BALANCE           MORTGAGE
   CREDIT SCORES        LOANS          OUTSTANDING          LOANS
------------------   -----------   -------------------   -----------
620--639 .........        76       $ 32,792,699.77           10.44%
640--659 .........       110         45,019,156.65           14.34
660--679 .........       126         57,344,511.02           18.26
680--699 .........        84         42,388,075.76           13.50
700--719 .........        90         40,175,599.88           12.79
720--739 .........        58         25,753,023.30            8.20
740--759 .........        49         24,629,505.26            7.84
760--779 .........        68         30,689,582.11            9.77
780--799 .........        24         11,855,169.31            3.78
800--819 .........         7          3,355,244.51            1.07
                         ---       ----------------         ------
  Total ..........       692       $314,002,567.57          100.00%
                         ===       ================         ======

---------------------
(1) As of the Cut-off Date, the weighted average credit score (where available) of the Initial Mortgage Loans will be approximately 697.


        TYPES OF MORTGAGED PROPERTIES FOR THE INITIAL MORTGAGE LOANS
----------------------------------------------------------------------------
                             NUMBER OF          AGGREGATE         PERCENT OF
                              INITIAL           PRINCIPAL          INITIAL
                              MORTGAGE           BALANCE           MORTGAGE
      PROPERTY TYPE            LOANS           OUTSTANDING          LOANS
-------------------------   -----------   --------------------   -----------
Single Family ...........       547       $ 248,636,083.54           79.18%
Planned Unit
  Development ...........        91          42,824,731.12           13.64
Two Family ..............        17           8,027,126.06            2.56
Low Rise Condo ..........        12           4,719,666.14            1.50
Townhouse ...............        11           4,098,095.68            1.31
Three Family ............         4           2,774,589.06            0.88
High Rise Condo .........         3           1,824,541.24            0.58
Four Family .............         1             640,000.00            0.20
Coop ....................         6             457,734.73            0.15
                                ---       ----------------          ------
  Total .................       692       $ 314,002,567.57          100.00%
                                ===       ================          ======


                      PURPOSE OF THE INITIAL MORTGAGE LOANS

--------------------------------------------------------------------------------
                                 NUMBER OF          AGGREGATE         PERCENT OF
                                  INITIAL           PRINCIPAL          INITIAL
                                  MORTGAGE           BALANCE           MORTGAGE
         LOAN PURPOSE              LOANS           OUTSTANDING          LOANS
-----------------------------   -----------   --------------------   -----------
Rate/Term Refinance .........   233           $ 117,095,662.20           37.29%
Purchase ....................   233             101,667,294.82           32.38
Cash Out Refinance ..........   226              95,239,610.55           30.33
                                ---           ----------------          ------
  Total .....................   692           $ 314,002,567.57          100.00%
                                ===           ================          ======


              OCCUPANCY TYPES FOR THE INITIAL MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                NUMBER OF          AGGREGATE         PERCENT OF
                                 INITIAL           PRINCIPAL          INITIAL
                                 MORTGAGE           BALANCE           MORTGAGE
       OCCUPANCY TYPE             LOANS           OUTSTANDING          LOANS
----------------------------   -----------   --------------------   -----------
Owner Occupied .............       656       $ 299,128,783.55           95.26%
Non-Owner Occupied .........        25          10,247,456.64            3.26
Second Home ................        11           4,626,327.38            1.47
                                   ---       ----------------          ------
  Total ....................       692       $ 314,002,567.57          100.00%
                                   ===       ================          ======

---------------------
(1) Based upon representations of the related mortgagors at the time of origination.





          DOCUMENTATION PROGRAMS OF THE INITIAL MORTGAGE LOANS
------------------------------------------------------------------------
                         NUMBER OF          AGGREGATE         PERCENT OF
                          INITIAL           PRINCIPAL          INITIAL
                          MORTGAGE           BALANCE           MORTGAGE
   TYPE OF PROGRAM         LOANS           OUTSTANDING          LOANS
---------------------   -----------   --------------------   -----------
Full/Alternative
  Document ..........       283       $ 124,070,951.21           39.51%
Reduced .............       260         126,737,097.70           40.36
No Ratio ............        96          42,167,380.19           13.43
No Document .........        53          21,027,138.47            6.70
                            ---       ----------------          ------
  Total .............       692       $ 314,002,567.57          100.00%
                            ===       ================          ======


              LOAN AGE OF THE INITIAL MORTGAGE LOANS(1)
----------------------------------------------------------------------
                       NUMBER OF          AGGREGATE         PERCENT OF
                        INITIAL           PRINCIPAL          INITIAL
                        MORTGAGE           BALANCE           MORTGAGE
 LOAN AGE (MONTHS)       LOANS           OUTSTANDING          LOANS
-------------------   -----------   --------------------   -----------
 0-- 5 ............       688       $ 312,931,629.39           99.66%
 6--11 ............         4           1,070,938.18            0.34
                          ---       ----------------          ------
  Total ...........       692       $ 314,002,567.57          100.00%
                          ===       ================          ======

---------------------
(1) As of the Cut-off Date, the weighted average age of the Initial Mortgage Loans will be approximately 1 month.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, the depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in each Initial Mortgage Loan and all right, title and interest in all other assets included in Residential Asset Securitization Trust 2002-A4, including all principal and interest received on or with respect to the Initial Mortgage Loans, exclusive of any principal and interest due on or before the initial Cut-off Date and the pre-funded amount deposited in the pre-funding account and the amount, if any, deposited in the capitalized interest account on the closing date.

     In connection with the transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Initial Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

     The trustee will review each mortgage file within 90 days of the closing date or subsequent transfer date, as applicable (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date or subsequent transfer date, as applicable) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related mortgage loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan (referred to as a deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller in the certificate account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

     o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

     o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a mortgage loan document.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     On closing date, the excess of the aggregate class certificate balance of the certificates over the principal balance of the Initial Mortgage Loans on March 1, 2002 (which excess is not expected to exceed approximately $10,997,432) will be deposited into a pre-funding account established and maintained by the trustee on behalf of the certificateholders. During the pre-funding period, the depositor is expected to purchase mortgage loans acquired by the seller after the Closing Date from the seller and sell those subsequent mortgage loans to the trust fund as described below. The purchase price for each subsequent mortgage loan will equal the Stated Principal Balance of such subsequent mortgage loan as of the later of the date of origination of the subsequent mortgage loan and the first day of the month in which the subsequent mortgage loan is added to the trust fund, and will be paid from the pre-funding account. Accordingly, the purchase of subsequent mortgage loans will decrease the amount on deposit in the pre-funding account and increase the aggregate Stated Principal Balance of the Mortgage Loans. Pursuant to the pooling and servicing agreement and a subsequent transfer agreement to be executed by the seller, the depositor and the trustee, the conveyance of subsequent mortgage loans may be made on any business day during the pre-funding period, subject to certain conditions in the pooling and servicing agreement being satisfied as certified by the Depositor, including that:

     o the subsequent mortgage loans conveyed on the subsequent transfer date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all mortgage loans,

     o the subsequent mortgage loans conveyed on the subsequent transfer date were selected in a manner reasonably believed not to be adverse to the interests of certificateholders,

     o the trustee receives an opinion of counsel with respect to the validity of the conveyance of the subsequent mortgage loans conveyed on the subsequent transfer date and the absence of any adverse effect on any REMIC,

     o the conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates,

     o no subsequent mortgage loan conveyed on the subsequent transfer date was 30 or more days delinquent,

     o each subsequent mortgage loan conveyed on the subsequent transfer date is secured by a first lien on the related mortgaged property, and

     o following the conveyance of the subsequent mortgage loans on the subsequent transfer date, the characteristics pursuant to such conveyance will remain substantially similar to the characteristics of the Initial Mortgage Loans as of the initial cut off date.

UNDERWRITING PROCESS

     IndyMac Bank operates a conduit program established by IndyMac, Inc. (the entity whose assets were transferred to IndyMac Bank as described herein under "Servicing of the Mortgage Loans--The Master Servicer") in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one- to four-family residential properties. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. While IndyMac Bank engages in a limited amount of second lien lending, most of the mortgage loans it purchases are secured by first liens on the related mortgaged properties.

     Non-conforming loans purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank purchases mortgage loans from, or provides funding for mortgage loans originated by, banks, savings and loan associations, mortgage bankers and mortgage brokers (each is referred to as a loan originator). Each loan originator must be an approved HUD mortgagee in good standing or a seller/servicer in good standing and approved by either Fannie Mae or Freddie Mac. IndyMac Bank approves individual institutions as eligible loan originators after an evaluation of criteria that include the loan originator's mortgage origination experience and financial stability. In addition to purchasing mortgage loans from (or providing funding to) loan originators, IndyMac Bank also engages in the direct origination of mortgage loans.

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its conduit operations:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program. The majority of mortgage loans currently being purchased by IndyMac Bank are originated under the Prior Approval Program.

     2. Preferred Delegated Underwriting Program. Under this program, loan originators which meet certain eligibility requirements are allowed to underwrite mortgage loans for purchase without the need for either prior pool insurance approval or prior IndyMac Bank approval. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines, as the underwriting guidelines may have been modified pursuant to commitments negotiated with that loan originator. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program. Notwithstanding the loan originator's status as an eligible loan originator, some types of mortgage loans are required to receive an approval notice prior to purchase.

     All mortgage loans purchased by IndyMac Bank must meet credit, appraisal and underwriting standards acceptable to IndyMac Bank. These underwriting standards, including any negotiated modifications to them, are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases. In addition, the requirements of a mortgage pool insurer may differ from these underwriting standards as a result of which mortgage loans certified by such mortgage pool insurer may not comply with these underwriting standards.

     In the process of underwriting mortgage loans, IndyMac Bank may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, Internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank's historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank's traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank's underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

     IndyMac Bank's underwriting standards for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 85% for mortgage loans with original principal balances of up to $750,000 and up to 80% for mortgage loans with original principal balances of up to $1,500,000. IndyMac Bank also acquires mortgage loans with principal balances up to $3,000,000 if the mortgage loan is secured by the borrower's primary residence. The Loan-to-Value Ratio for mortgage loans with principal balances up to $3,000,000 generally may not exceed 80%. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 95%, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan. IndyMac Bank generally does not purchase cash-out refinance mortgage loans with original principal balances in excess of $3,000,000.

     IndyMac Bank's underwriting standards for mortgage loans secured by investor properties generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances up to $300,000. IndyMac Bank's underwriting standards permit mortgage loans secured by investor properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank generally requires a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers which have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios greater than 80% but less than or equal to 95%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage guaranty insurance was obtained. Under those circumstances, the certificateholders will not have the benefit of primary mortgage guaranty insurance coverage.

     In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, IndyMac Bank generally considers the ratio of these amounts to the proposed borrower's acceptable stable monthly gross income. These ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

     IndyMac Bank purchases loans which have been originated under one of four documentation programs: the Full/Alternate Documentation Program, the Reduced Documentation Program, the No Ratio Program and the No Doc Program.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

     Under the Reduced Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Reduced Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income.

     Under the No Doc Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under the No Doc Program. Mortgage loans underwritten under each of the Reduced Documentation Program, the No Ratio Program and the No Doc Program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

     In the event of a breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the mortgage loan at the purchase price or to substitute a qualified mortgage loan for the mortgage loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in the prospectus. If, however, the substance of such breach constitutes fraud in the origination of such mortgage loan and the seller, at the time of such origination and on the Closing Date, had no actual knowledge of the fraud, the seller will have no obligation to cure such breach or to repurchase or substitute for the mortgage loan.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

     Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

     The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing other mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the pooling and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     During the first half of 1998, the former IndyMac, Inc. acquired the assets of a servicing platform (i.e., servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities with respect to mortgage loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac Bank. It is expected that IndyMac Bank will directly service all of the mortgage loans.


     If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac, or if any other servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE


     IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.

     The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the master servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

     The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics which differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

     The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001 on approximately $12.3 billion, $16.9 billion, $13.8 billion, $15.7 billion and $14.4 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced or serviced by IndyMac Bank. The table does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp:


                                                                     AS OF DECEMBER 31,
                                              ----------------------------------------------------------------
                                                 1997          1998         1999          2000         2001
                                              ----------   -----------   ----------   -----------   ----------
Total Number of Conventional Mortgage Loans
 in Portfolio .............................     80,572       112,207       94,137       100,929       85,174
Delinquent Mortgage Loans and Pending
 Foreclosures at Period End(1):
   30-59 days .............................       2.40%         2.74%        2.48%         3.22%        3.11%
   60-89 days .............................       0.54%         0.65%        0.47%         0.65%        0.82%
   90 days or more (excluding pending
    foreclosures) .........................       0.95%         0.73%        0.55%         0.69%        1.00%
                                                ------       -------       ------       -------       ------
    Total Delinquencies ...................       3.89%         4.12%        3.50%         4.56%        4.93%
                                                ======       =======       ======       =======       ======
Foreclosures pending ......................       0.56%         0.64%        1.20%         0.91%        1.41%
                                                ------       -------       ------       -------       ------
    Total delinquencies and foreclosures
      pending .............................       4.45%         4.76%        4.70%         5.47%        6.34%
                                                ======       =======       ======       =======       ======

----------
(1)   As a percentage of the total number of loans master serviced.


     The following table summarizes the loss experience on the dates indicated of all mortgage loans originated or acquired by IndyMac Bank (other than subprime mortgage loans), serviced or master serviced by the master servicer and securitized by the depositor or by CWMBS, Inc. IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are sold in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans. The table does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp:


                                     CUMULATIVE       CUMULATIVE STATED
                                     NET LOSSES     AMOUNT OF SECURITIES        LOSS
                                     (MILLIONS)       ISSUED (MILLIONS)      (RATIO)(1)
                                    ------------   ----------------------   -----------
As of December 31, 1997 .........     $ 18.03           $ 15,925.04             0.11%
As of December 31, 1998 .........     $ 39.98           $ 23,890.80             0.17%
As of December 31, 1999 .........     $ 51.05           $ 26,719.61             0.19%
As of December 31, 2000 .........     $ 63.86           $ 28,797.47             0.22%
As of December 31, 2001 .........     $ 76.20           $ 29,512.40             0.26%

----------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

     Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     The expense fees are payable out of the interest payments on each mortgage loan. The rate at which the expense fees accrue (referred to as the expense fee rate) is equal to 0.2575% per annum of the Stated Principal Balance of each Initial Mortgage Loan. The expense fees consist of (a) servicing compensation in the amount of 0.25% per annum of the Stated Principal Balance of each Mortgage Loan and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement. The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of its fee. The amount of the master servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described herein under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account, the capitalized interest account, the pre-funding account and the distribution account.

     The adjusted net mortgage rate of a mortgage loan is the mortgage loan's mortgage rate minus the expense fee rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS


     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the master servicer purchases a mortgage loan as described under "--Certain Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the date of purchase. Principal prepayments by borrowers received during a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt. To offset any interest shortfall to certificateholders as a result of any prepayments, the master servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount equal to the product of

     o    0.125% multiplied by

     o    one-twelfth multiplied by

     o    the pool balance as of the first day of the prior month.

     If shortfalls in interest as a result of prepayments in any month exceed the reduction in the amount of the servicing compensation for such month, the amount of interest distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future distribution dates.

ADVANCES

     Except as described below, the master servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the mortgage loans that do not constitute Available Funds for this Distribution Date, an amount (referred to as an "advance") equal to

     o all of the payments of principal and interest on the mortgage loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)
     minus

     o    the servicing fee for the related period

     plus

     o an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan only to the extent that such advances made on that mortgage loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the certificate account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice thereof. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

     The master servicer may modify any mortgage loan at the request of the related mortgagor, provided that the master servicer purchases the mortgage loan from the trust fund immediately following the modification. Any modification of a mortgage loan may not be made unless the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the date of purchase at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the certificate account within one business day of the purchase of that mortgage loan. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

DEFAULT MANAGEMENT SERVICES

     In connection with the servicing of defaulted mortgage loans, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The master servicer will be entitled to reasonable compensation for providing those services.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2002-D will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO and Class A-R Certificates (collectively, the "senior certificates"), the Class M-1, Class M-2 and Class B Certificates (collectively, the "subordinated certificates"), the Class P Certificates and the Class OC Certificates. Only the senior certificates and the subordinated certificates (collectively, the "offered certificates") are offered hereby. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and Pass-Through Rates set forth on the cover page of or described in this prospectus supplement. The Class P Certificates will have an initial Class Certificate Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment penalties received in respect of the mortgage loans and such amounts will not be available for distribution to the holders of the offered certificates. As of any Distribution Date, the Class Certificate Balance of the Class OC Certificates will be equal to the excess, if any, of the sum of the aggregate Stated Principal Balance of the mortgage loans and the amount, if any, on deposit in the pre-funding account immediately prior to that Distribution Date over the aggregate of the Class Certificate Balances of the offered certificates and the Class P Certificates. The Class P and Class OC Certificates are not being offered by the prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P and Class OC Certificates is provided only to permit a better understanding of the offered certificates.

     The Class A-R, Class P and Class OC Certificates will be issued in fully registered certificated form. All of the remaining classes of certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued as a single certificate in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

     The Class A-IO Certificates are Notional Amount Certificates and will not have a Class Certificate Balance but will bear interest on their outstanding notional amount. The "Notional Amount" for the Class A-IO Certificates will equal the lesser of (i) (a) for each distribution date through October 2003, $32,500,000, (b) for each distribution date thereafter through March 2004, $27,625,000, (c) for each distribution date thereafter through September 2004, $22,750,000, and (d) for each distribution date thereafter, $0, and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the month preceding the month in which such Distribution Date occurs.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the trust fund will include multiple segregated asset pools, each of which will be treated as a separate REMIC.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company ("DTC"). Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or original notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in that class that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates--Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates--Book-Entry Certificates" in the prospectus.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the master servicer will withdraw from the certificate account the amount of Available Funds for that Distribution Date and will deposit such Available Funds in the distribution account. Funds credited to the certificate account or the distribution account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The amount, if any, remaining in the pre-funding account after end of the pre-funding period will also be deposited in the distribution account for distribution to the senior certificates.

     "Available Funds" for any Distribution Date will equal the sum of (a) all monthly payments of principal due on each mortgage loan on the related Due Date to the extent received or advanced, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the pooling and servicing agreement as of such Distribution Date,
(c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to such Mortgage Loan, (f) all partial and full principal prepayments with respect to the Mortgage Loans (but no related prepayment penalties, if any) by borrowers received during the calendar month preceding the month of such Distribution Date and (g) for the Distribution Dates during and the Distribution Date immediately following the end of the pre-funding period, any amounts withdrawn from the capitalized interest account, if any, and on the Distribution Date immediately following the end of the pre-funding period, any amounts remaining in the pre-funding account excluding any reinvestment earnings. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2002 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The Record Date is:

     o last business day of the month immediately preceding the month of such Distribution Date for all certificates (other than the LIBOR Certificates) and

     o the business day immediately preceding such Distribution Date, in the case of the LIBOR Certificates so long as the LIBOR Certificates are Book-Entry Certificates. With respect to any LIBOR Certificate that is a definitive certificate, the Record Date is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the offered certificates entitled to receive distributions of principal will be made in an amount equal to the related Principal Distribution Amount, as defined below.

PASS-THROUGH RATES

     The Pass-Through Rates for each class of offered certificates, other than the Class A-R Certificates which do not bear interest (the "Pass-Through Rate") and other than the LIBOR Certificates and the Class A-IO Certificates are the lesser of (x) the related rates set forth on the cover page of this prospectus supplement and (y) the Net WAC Rate. The pass-through rates for the Class A-5 Certificates and each class of subordinated certificates will increase by 0.25% per annum on the first distribution date after the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of (1) the aggregate principal balance of the Initial Mortgage Loans as of March 1, 2002 and (2) the aggregate principal balance of the mortgage loans purchased by the trust on subsequent transfer dates.

     The Pass-Through Rate for the Class A-1 Certificates (we sometimes refer to these Certificates as the "LIBOR Certificates") will be the lesser of (x) LIBOR (calculated as described below under "--Determination of LIBOR") plus 0.20% and
(y) the Net WAC Rate (adjusted in the case of the Net WAC Rate, to an effective rate reflecting the accrual of interest calculated on the basis of a 360 day year and the actual number of days elapsed during the related Accrual Period).

     The "Net WAC Rate" will equal (A) for the April 2002 Distribution Date through September 2004 Distribution Dates, a per annum rate equal to (1) the weighted average of the adjusted net mortgage rates of the mortgage loans as of the first day of the month preceding the month in which such Distribution Date occurs (adjusted in the case of the related Net WAC Rate applicable to the LIBOR Certificates, to an effective rate reflecting the accrual of interest calculated on the basis of a

360 day year and the actual number of days elapsed during the related Accrual Period) minus (2) the Pass-Through Rate for the Class A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the month preceding the month in which such Distribution Date occurs and (B) for each Distribution Date thereafter, the weighted average of the adjusted net mortgage rates of the mortgage loans as of the first day of the month preceding the month in which such date occurs (adjusted in the case of the Net WAC Rate applicable to the LIBOR Certificates, to an effective rate reflecting the accrual of interest calculated on the basis of a 360 day year and the actual number of days elapsed during the related Accrual Period).

DETERMINATION OF LIBOR

     LIBOR applicable to an Accrual Period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the Trustee, as Calculation Agent, will establish LIBOR for the related Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Telerate Page 3750"means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Accrual Period will be calculated in accordance with the method described in the Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

GLOSSARY

     The "Accrual Period" for a given Distribution Date and (a) the LIBOR Certificates, will be the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the 25th day of the preceding month) and ending on the day immediately preceding such Distribution Date based on the actual number of days elapsed and a 360-day year and (b) all other classes of offered certificates, will be the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months.

     An "Allocated Realized Loss Amount" with respect to any class of subordinated certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on that Distribution Date and any Unpaid Realized Loss Amount for any such class of certificates.

     "Available Funds Cap Reserve Fund" is the separate Eligible Account created and maintained by the Trustee for the benefit of the Certificateholders (other than the Holders of the LIBOR Certificates and the Class A-IO Certificates).

     The "Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (x) the Principal Remittance Amount for that Distribution Date over (y) the Overcollateralization Release Amount, if any, for that Distribution Date.

     The "Class Certificate Balance" of any class of offered certificates other than the Class A-IO Certificates, immediately prior to any Distribution Date will be equal to the Class Certificate Balance thereof on the Closing Date (the "Original Class Certificate Balance") reduced by the sum of (a) all amounts allocable to principal previously distributed in respect of such class and (b) with respect to the subordinated certificates, any reductions in the Class Certificate Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates.

     The "Class A Principal Distribution Amount" for any Distribution Date is an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period after reduction for Realized Losses in the related Prepayment Period and (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, after reduction for Realized Losses in the related Prepayment Period multiplied by the sum of (A) approximately 10.50% and (B) the Current Specified Overcollateralization Percentage.

     The "Class M-1 Principal Distribution Amount" for any Distribution Date is an amount equal to the excess of (x) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the positive difference between (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period after reduction for Realized Losses in the related Prepayment Period and (b) the sum of (1) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, after reduction for Realized Losses incurred in the related Prepayment Period multiplied by the sum of (A) approximately 6.00% and (B) the Current Specified Overcollateralization Percentage.

     The "Class M-2 Principal Distribution Amount" for any Distribution Date is an amount equal to the excess of (x) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the positive difference between (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period after reduction for Realized Losses in the related Prepayment Period and (b) the sum of (1) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, after reduction for Realized Losses incurred in the related Prepayment Period multiplied by the sum of (A) approximately 2.50% and (B) the Current Specified Overcollateralization Percentage.

     The "Class B Principal Distribution Amount" for any Distribution Date is an amount equal to the excess of (x) the Class Certificate Balance of the Class B Certificates immediately prior to such distribution date over (y) the positive difference between (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period after reduction for Realized Losses in the related Prepayment Period and (b) the sum of (1) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (2) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, after reduction for Realized Losses in the related Prepayment Period multiplied by the Current Specified Overcollateralization Percentage.

     The "Current Specified Overcollateralization Percentage" for any Distribution Date is the percentage obtained by dividing (a) the Overcollateralization Target Amount by (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses during the related Prepayment Period).

     A mortgage loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such mortgage loan. A mortgage loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due; and similarly for "60 days Delinquent" and "90 days Delinquent" etc.

     A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The "Extra Principal Distribution Amount" means with respect to the first six Distribution Dates, zero, and with respect to any other Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and
(y) the Overcollateralization Deficiency Amount, if any, for such Distribution Date.

     The "Interest Remittance Amount" for any Distribution Date is that portion of the Available Funds for such Distribution Date allocable to interest.

     The "Monthly Interest Distributable Amount" for any Distribution Date and each class of offered certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Certificate Balance, or in the case of the Class A-IO Certificates on the Notional Amount, of such class immediately prior to such Distribution Date, in each case, reduced by any net prepayment interest shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls on the mortgage loans resulting from the application of the Relief Act for such Distribution
Date).

     "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A and Class A-IO Certificates and (C) the Principal Remittance Amount.

     "Net Rate Carryover Shortfall" for any Distribution Date on which the Pass-Through Rate for the LIBOR Certificates is the Net WAC Rate is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate been the sum of LIBOR and the related margin, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net Rate Carryover Shortfall from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the sum of LIBOR and the related margin for such class for such Accrual Period.

     "Net WAC Shortfall" for any Distribution Date on which the Pass-Through Rate for the Certificates other than the LIBOR Certificates and the Class A-IO Certificates, is the Net WAC Rate is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate been the Pass-Through Rate identified on the front cover hereof, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Shortfall from prior Distribution Date together with interest accrued on such unpaid portion for recently ended Accrual Period at the Pass-Through-Rate identified on the cover hereof.

     "Net WAC Shortfall Carry-Forward Amount" with respect to any Class of Certificates (other than the LIBOR Certificates and the Class A-IO Certificates) and any Distribution Date, is an amount equal to the aggregate amount of Net WAC Shortfall for such Class on that Distribution Date, plus any unpaid Net WAC Shortfall for such Class from prior Distribution Dates, to the extent not covered by payments from the Available Funds Cap Reserve Fund, plus interest thereon to the extent previously unreimbursed by Net Monthly Excess Cash Flow at a rate equal to the related Pass-Through Rate (without regard to the Net WAC
Rate).

     An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

     The "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

     The "Overcollateralization Target Amount" means with respect to (a) the first six Distribution Dates, zero and (b) any other Distribution Date, approximately $1,625,000.

     The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Certificate Balances of the classes of offered certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

     The "Principal Distribution Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the aggregate outstanding Class Certificate Balance of the offered certificates.

     The "Prepayment Period" for any Distribution Date is the prior calendar month.

     The "Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, to the extent received or advanced on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) for the first Distribution Date after the pre-funding period, any amounts remaining in the pre-funding account after the end of the pre-funding period (net of any investment income thereon).

     "Realized Loss" means, with respect to any defaulted mortgage loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the master servicer for related advances, servicing advances and servicing fees in respect of such mortgage loan.

     The "Stated Principal Balance" of a mortgage loan as of any date of determination is the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

     The "Stepdown Date" means, the earlier to occur of (1) the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in April 2005 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Class M and Class B Certificates divided by the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) is approximately greater than or equal to 10.50%.

     A "Trigger Event" is in effect with respect any Distribution Date after the Stepdown Date if (A) the percentage obtained by dividing (x) the Stated Principal Balance of mortgage loans Delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds:


DISTRIBUTION DATE                           PERCENTAGE
-----------------                           -----------
  April 2005 through April 2007 ..........     2.25%
  May 2007 and thereafter ................     3.25%

or (B) commencing with the April 2005 Distribution Date, cumulative Realized Losses exceed 10.00% of the sum of (a)(1) the aggregate Class Certificate Balance of the offered certificates then outstanding minus (2) the aggregate Class Certificate Balance of the class of offered certificates then outstanding with the highest priority of payment and (b) the Overcollateralized Amount.

     The "Unpaid Interest Shortfall Amount" means, with respect to each class of offered certificates and any Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

     The "Unpaid Realized Loss Amount" means for any class of subordinated certificates, the portion of the aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each class of offered certificates will be made on each Distribution Date from the Available Funds.

     Interest Distributions on the Offered Certificates

     On each Distribution Date the trustee will withdraw from the distribution account the Interest Remittance Amount for that Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for that Distribution Date:

   1. to the holders of the Class A-IO Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

   2. to the holders of the Class A-IO Certificates, the Unpaid Interest Shortfall Amount, if any;

   3. concurrently, to the holders of each class of Class A Certificates, the Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause (3);

   4. concurrently, holders of each class of Class A Certificates, the Unpaid Interest Shortfall Amount, if any, for each such class for each such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause (4);

   5. to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount;

   6. to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates;

   7. to the holders of the Class B Certificates, the Monthly Interest Distributable Amount allocable to such Certificates; and

   8. as part of the Net Monthly Excess Cashflow as described under "--Overcollateralization Provisions" below.

     Principal Distributions on the Offered Certificates

     On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class or classes of offered certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

   1. to the holders of the Class A-R Certificates, until the Class Certificate Balance thereof has been reduced to zero;

   2. sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

   3. to the holders of the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

   4. to the holders of the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

   5. to the holders of the Class B Certificates, until the Class Certificate Balance thereof has been reduced to zero.

     On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class or classes of offered certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

   1. sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, the Class A Principal Distribution Amount, until the respective Class Certificate Balances thereof have been reduced to zero;

   2. to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Class Certificate Balance thereof has been reduced to zero;

   3. to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Class Certificate Balance thereof has been reduced to zero; and

   4. to the holders of the Class B Certificates, the Class B Principal Distribution Amount until the Class Certificate Balance thereof has been reduced to zero.


CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination and overcollateralization.

     The rights of the holders of the subordinated certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A and Class A-IO Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A and Class A-IO Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

     The protection afforded to the holders of the Class A and Class A-IO Certificates by means of the subordination of the subordinated certificates will be accomplished by the preferential right of the holders of the Class A and Class A-IO Certificates to receive on any Distribution Date, prior to distribution on the subordinated certificates, distributions in respect of interest and principal, as applicable.

     In addition, the rights of the holders of the subordinated certificates with lower payment priorities will be junior to the rights of holders of the subordinated certificates with higher payment priorities, and the rights of the holders of the subordinated certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the holders of the Class OC Certificates to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average adjusted net mortgage rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the trust fund. The pooling and servicing agreement requires that on each Distribution Date after the first six Distribution Dates the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as a payment of principal on the class or classes of offered certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid to the classes of certificates as follows:

   1. to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions on the Offered Certificates" above;

   2. to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

   3. to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class M-1 Certificates;

   4. to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

   5. to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class M-2 Certificates;

   6. to the holders of the Class B Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

   7. to the holders of the Class B Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class B Certificates;

   8. to the Available Funds Cap Reserve Fund, in an amount equal to the required Available Funds Cap Reserve Fund Deposit;

   9. to the holders of the Class OC Certificates as provided in the pooling and servicing agreement; and

   10. to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment penalty term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Class Certificate Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

     On each Distribution Date, the trustee will withdraw from the distribution account all amounts representing prepayment penalties in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

THE YIELD MAINTENANCE AGREEMENT; YIELD MAINTENANCE RESERVE FUND

     The trust fund will have the benefit of an interest rate cap agreement (the "Yield Maintenance Agreement") between the trust fund and Lehman Brothers Special Financing Inc. (the "LIBOR Cap Counterparty"), which is intended to partially mitigate the interest rate risk to the LIBOR Certificates that could result from the difference between one-month LIBOR as it relates to the interest rates on these certificates and the related Net WAC Rate on the mortgage loans. The LIBOR Cap Counterparty is rated "AAA" by S&P and "Aaa" by Moody's. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the product of (x) the excess of LIBOR over 6.50%,
(y) the lesser of (i) the Yield Maintenance Notional Balance and (ii) the Class Certificate Balance of the LIBOR Certificates, in each case for the previous Distribution Date (or, in the case of the first Distribution Date, the closing date) and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360. The "Yield Maintenance Notional Balance" is as described in the following table:


                                    YIELD
                                  MAINTENANCE
                                   NOTIONAL
       DISTRIBUTION DATE          BALANCE($)
       -----------------          ----------
  April 25, 2002 .............    94,000,000
  May 25, 2002 ...............    92,359,623
  June 25, 2002 ..............    90,455,226
  July 25, 2002 ..............    88,288,728
  August 25, 2002 ............    85,862,898
  September 25, 2002 .........    83,181,060
  October 25, 2002 ...........    80,247,187
  November 25, 2002 ..........    76,627,254
  December 25, 2002 ..........    72,788,163
  January 25, 2003 ...........    68,727,724
  February 25, 2003 ..........    64,500,542
  March 25, 2003 .............    60,424,436
  April 25, 2003 .............    56,250,511
  May 25, 2003 ...............    52,134,412
  June 25, 2003 ..............    48,075,351
  July 25, 2003 ..............    44,072,548
  August 25, 2003 ............    40,125,233
  September 25, 2003 .........    36,232,649
  October 25, 2003 ...........    32,394,048
  November 25, 2003 ..........    28,608,692
  December 25, 2003 ..........    24,875,852
  January 25, 2004 ...........    21,194,811
  February 25, 2004 ..........    17,564,860
  March 25, 2004 .............    13,985,301
  April 25, 2004 .............    10,455,445
  May 25, 2004 ...............     6,974,611
  June 25, 2004 ..............     3,542,130
  July 25, 2004 ..............       157,339

Commencing with the Distribution Date in August 2004, the Yield Maintenance Notional Balance will be equal to zero, and the Yield Maintenance Agreement will be terminated.

     Any amounts received from the LIBOR Cap Counterparty under the Yield Maintenance Agreement will be deposited in a yield maintenance reserve fund established by the trustee. Any amounts on deposit in a yield maintenance reserve fund shall be property of the trust, but shall not be part of any REMIC. On each distribution date, the trustee shall withdraw from the yield maintenance reserve fund, to the extent of funds available on deposit in the yield maintenance reserve fund, amounts to cover any Net Rate Carryover Shortfalls with respect to the LIBOR Certificates. There can be no assurance, however, that funds will be available to pay any such shortfalls to holders of the LIBOR Certificates on subsequent distribution dates. After distributing any amounts described in the previous sentence, any amount remaining in a yield maintenance reserve fund will be distributed to the seller.

AVAILABLE FUNDS CAP RESERVE FUND

     The Available Funds Cap Reserve Fund is a separate eligible account created and maintained by the Trustee held in the name of the Trustee for the benefit of the Certificateholders (other than the Holders of the LIBOR Certificates and the Class A-IO Certificates). Funds in the Available Funds Cap Reserve Fund (other than investment income) shall be held in trust for the Certificateholders (other than the Holders of the LIBOR Certificates and the Class A-IO Certificates) for the uses and purposes set forth in this Agreement. The Available Funds Cap Reserve Fund will not be an asset of any REMIC.

     On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificates (other than the LIBOR Certificates and the Class A-IO Certificates), the Available Funds Cap Reserve Fund which will be an Eligible Account. On each Distribution Date, the Trustee shall deposit in the Available Funds Cap Reserve Fund the Required Available Funds Cap Reserve Fund Deposit, to the extent of Net Monthly Excess Cashflow for such Distribution Date. On each Distribution Date, to the extent required, the Trustee shall make withdrawals from the Available Funds Cap Reserve Fund and use the amounts in the Available Funds Cap Reserve Fund to make distributions to the Certificates (other than the LIBOR Certificates and the Class A-IO Certificates), in an amount equal to the amount of any Net WAC Shortfall Carry-Forward Amount on such Certificate. On the Distribution Date in October 2004, after the distributions described in the preceding sentence, the Trustee shall withdraw from the Available Funds Cap Reserve Fund (to the extent of funds available on deposit therein) any amounts in excess of $100,000 and distribute such amount to the Master Servicer. On the Final Distribution Date, the Trustee shall withdraw from the Available Funds Cap Reserve Fund (to the extent of funds available on deposit therein) any remaining amounts and distribute them to the Master Servicer.

     The "Required Available Funds Cap Reserve Fund Deposit" is for any Distribution Date (i) on or before September 2002, the difference between $650,000 and the sum of (A) the amount on deposit in the Available Funds Cap Reserve Fund immediately prior to such Distribution Date, and (B) amounts previously distributed to certificateholders from the Available Funds Cap Reserve Fund and (ii) after September 2002, zero.

ALLOCATION OF LOSSES; SUBORDINATION

     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balance of the classes of offered certificates exceeds the sum of (1) the aggregate Stated Principal Balance of the Mortgage Loans and (2) amounts, if any, in the pre-funding account, then the Class Certificate Balance of the subordinated certificates will be reduced (but not the Class A Certificates), in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Allocated Realized Loss Amount."

     The pooling and servicing agreement does not permit the allocation of Allocated Realized Loss Amounts to the Class A, Class A-IO or the Class P Certificates. Investors in the Class A Certificates should note that although Allocated Realized Loss Amounts cannot be allocated to the Class A Certificates, under certain loss scenarios there may not be enough principal and interest on the mortgage loans to pay the Class A and Class A-IO Certificates all interest and principal amounts, as applicable, to which they are then entitled.

STRUCTURING ASSUMPTIONS


     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the structuring assumptions:

     o The mortgage pool consists of 5 mortgage loans with the following characteristics:

                                                                                   REMAINING
                                                                ORIGINAL TERM       TERM TO
                                               ADJUSTED NET      TO MATURITY        MATURITY       LOAN AGE
    PRINCIPAL BALANCE       MORTGAGE RATE     MORTGAGE RATE      (IN MONTHS)      (IN MONTHS)     (IN MONTHS)
------------------------   ---------------   ---------------   ---------------   -------------   ------------
$1,147,110.59...........        7.9964%           7.7389%           237               236             1
$210,862,150.47.........        7.4644%           7.2069%           360               360             0
$89,214,469.90..........        7.5997%           7.3422%           360               359             1
$14,216,098.89..........        7.9317%           7.6638%           360               358             2
$9,560,170.15...........        8.0689%           7.7725%           360               356             4

     o the mortgage loans prepay at the specified constant percentages of the prepayment assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

     o there are no net interest shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page hereof and under "Summary of Terms--Certificates other than the offered certificates," or under "Description of the Certificates,"

     o interest accrues on each interest bearing class of certificates at the applicable pass-through rate set forth or described on the cover page hereof and as described in this prospectus supplement,

     o    LIBOR is equal to 1.90%,

     o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o    the closing date of the sale of the certificates is March 28, 2002,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o all amounts on deposit in the pre-funding account are used to purchase subsequent mortgage loans on the closing date, and

     o except where indicated on the following tables, the master servicer does not exercise the option to repurchase the mortgage loans described under "--Optional Termination."

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement ("PPV" or the "Prepayment Assumption") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. A 100% prepayment assumption assumes a Constant Prepayment Rate ("CPR") of 6.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.2727272727% (precisely (14/11)%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of 20% per annum each month. The prepayment assumption does not purport to be a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate or prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any prepayment assumption rate or at any other constant rate.

OPTIONAL TERMINATION

     The master servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the sum of the aggregate principal balance of the Initial Mortgage Loans as of March 1, 2002 and the aggregate principal balance of the mortgage loans purchased by the trust on subsequent transfer dates. In the event the master servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding principal balance plus any unpaid accrued interest on such principal balance at the applicable Pass-Through Rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent mortgage loans and the appraised value is less than the Stated Principal Balance of the Mortgage Loans). Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent mortgage loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loan.

THE TRUSTEE

     Bankers Trust Company of California, N.A. will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with Bankers Trust Company of California, N.A. Offered certificates may be surrendered at the offices designated by the Trustee from time to time for such purchases, which as of the Closing Date is of the trustee located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, N.Y. N.Y. 10041,
Attention: Corporate Trust Administration or at any other address the trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN0204. Certificateholders may access monthly statements from the trustee's website located at http:www-apps.gis.deutsche-bank.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Interests" and "--Foreign Investors." The pooling and servicing agreement provides that the Class A-R Certificates (in addition to other ERISA restricted classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" in the prospectus and in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yield to the holders of each interest bearing class of certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings on them for the delay).

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne by the subordinated certificates, in the reverse order of their payment priority. If, as a result of the shortfalls, the aggregate of the Class Certificate Balances of all classes of certificates exceeds the pool principal balance, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of the excess. The pooling and servicing agreement does not allow the allocation of Realized Losses to the senior certificates.

DEFAULTS

     The yield to maturity of the offered certificates, and particularly the subordinated certificates, will be sensitive to defaults on the Mortgage Loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. Except for certain of the Mortgage Loans, each of which have prepayment penalties if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment penalties. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment penalty. Investors should conduct their own analysis of the effect, if any, that the prepayment penalties, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment penalties, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. This includes any optional repurchase of the remaining mortgage loans in connection with a termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Class A-IO Certificates and any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In addition, the weighted average lives of the certificates will be affected by any prepayment resulting from the distribution of amounts, if any, on deposit in the pre-funding account after the end of the pre-funding period.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool--General" and "--Underwriting Process." In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the Initial Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans.

     The pre-funding feature of the trust fund also presents a prepayment risk. It is anticipated that the trust fund will use substantially all of the pre-funded amount as the consideration for the acquisition of subsequent mortgage loans during the pre-funding period, although there can be no assurances that all of such cash will be so used. If the amounts on deposit in a pre-funding account have not been exchanged by the trust fund for mortgage loans on or before the end of the pre-funding period, then such remaining amounts in the pre-funding account will be released by the trust fund as a prepayment of the principal of the Class A Certificates.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The pass-through rate for the Class A-1 Certificates will be calculated by reference to one-month LIBOR. If the mortgage loans bearing higher mortgage rates (and consequently, higher adjusted net mortgage rates) were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in one-month LIBOR may not correlate with changes in market interest rates. It is possible that a lower level of market interest rates, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of one-month LIBOR. If the sum of one-month LIBOR plus the applicable pass-through margin for the Class A-1 Certificates were to be higher than the weighted average of the adjusted net mortgage rates, the pass-through rate on the Class A-1 Certificates would be lower than otherwise would be the case. Although holders of the Class A-1 Certificates are entitled to receive any resulting net interest rate carryover shortfall from and to the extent of funds available in the yield maintenance reserve fund, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Class A-1 Certificates do not address the likelihood of the payment of any net interest rate carryover shortfall amount. Because the pass-through rate of the offered certificates (other than the Class A-1 and Class A-IO Certificates) is limited by the weighted average of the adjusted net mortgage rates, prepayments of mortgage loans with relatively higher mortgage rates may also reduce the pass-through rate for such certificates. Although holders of certificates (other than the Class A-IO and Class A-1 Certificates) are entitled to receive any resulting net interest carryover shortfall from and to the extent of funds available in the Available Funds Cap Reserve Fund, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the certificates (other than the Class A-1 and Class A-IO Certificates) do not address the likelihood of the payment of any net interest rate shortfall amount carryover.

SPECIAL YIELD CONSIDERATIONS RELATING TO THE CLASS A-IO CERTIFICATES

     Investors should note that the Class A-IO Certificates are entitled to distributions only through the Distribution Date in September 2004. In addition, if at any time on or prior to September 2004, the aggregate Stated Principal Balance of the mortgage loans is reduced to 10% of the sum of the aggregate principal balance of the Initial Mortgage loans as of the Cut-off Date and the aggregate principal balance of the subsequent mortgage loans purchased during the pre-funding period, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which rate may fluctuate significantly over time. Further, if the optional termination date occurs prior to the Distribution Date in September 2004 and the master servicer effects an optional termination of the trust fund, then the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

     Based on the Structuring Assumptions and assuming that optional termination of the trust fund is exercised on the first possible Distribution Date, prepayments occur at approximately 64% CPR and the purchase price including accrued interest of the Class A-IO Certificates is $1,742,405, the pre-tax yield of the Class A-IO Certificates would be less than 0%. If the actual prepayment rate on the mortgage loans were to exceed such rate, then assuming the mortgage loans behave in conformity with all other Structuring Assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments on the mortgage loans may significantly affect the actual yield to investors, even if the average rate of principal prepayments on the mortgage loans is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Certificates.

     The pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price (which includes accrued interest), and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of such certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, Net Monthly Excess Cashflow (except for the first six Distribution Dates) will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Net Monthly Excess Cashflow. There can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.

     Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and expenses at the expense fee rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Net Monthly Excess Cashflow. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the offered certificates.

ADDITIONAL INFORMATION

     The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions" herein.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES


     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class A-IO and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant percentages of the prepayment assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the mortgage loans will have the precise characteristics described in this prospectus supplement or all of the mortgage loans will prepay at the constant percentages of the prepayment assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the prepayment assumption, even if the remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING





                                                                   CLASS A-1
                                                             PREPAYMENT ASSUMPTION
                                -------------------------------------------------------------------------------
DISTRIBUTION DATE                   0%       50%       75%       100%      125%      150%      175%      200%
------------------------------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial .......................     100%      100%      100%      100%      100%      100%      100%      100%
March 25, 2003 ................      95        72        60        48        37        25        13         1
March 25, 2004 ................      92        37        11         0         0         0         0         0
March 25, 2005 ................      88         6         0         0         0         0         0         0
March 25, 2006 ................      84         0         0         0         0         0         0         0
March 25, 2007 ................      80         0         0         0         0         0         0         0
March 25, 2008 ................      75         0         0         0         0         0         0         0
March 25, 2009 ................      70         0         0         0         0         0         0         0
March 25, 2010 ................      65         0         0         0         0         0         0         0
March 25, 2011 ................      59         0         0         0         0         0         0         0
March 25, 2012 ................      52         0         0         0         0         0         0         0
March 25, 2013 ................      46         0         0         0         0         0         0         0
March 25, 2014 ................      38         0         0         0         0         0         0         0
March 25, 2015 ................      31         0         0         0         0         0         0         0
March 25, 2016 ................      22         0         0         0         0         0         0         0
March 25, 2017 ................      13         0         0         0         0         0         0         0
March 25, 2018 ................       3         0         0         0         0         0         0         0
March 25, 2019 ................       0         0         0         0         0         0         0         0
March 25, 2020 ................       0         0         0         0         0         0         0         0
March 25, 2021 ................       0         0         0         0         0         0         0         0
March 25, 2022 ................       0         0         0         0         0         0         0         0
March 25, 2023 ................       0         0         0         0         0         0         0         0
March 25, 2024 ................       0         0         0         0         0         0         0         0
March 25, 2025 ................       0         0         0         0         0         0         0         0
March 25, 2026 ................       0         0         0         0         0         0         0         0
March 25, 2027 ................       0         0         0         0         0         0         0         0
March 25, 2028 ................       0         0         0         0         0         0         0         0
March 25, 2029 ................       0         0         0         0         0         0         0         0
March 25, 2030 ................       0         0         0         0         0         0         0         0
March 25, 2031 ................       0         0         0         0         0         0         0         0
March 25, 2032 ................       0         0         0         0         0         0         0         0
Weighted Average Life
 (in years) to Maturity** .....    9.65      1.67      1.23      1.00      0.85      0.75      0.68      0.62
Weighted Average Life

 (in years) to call*** ........    9.65      1.67      1.23      1.00      0.85      0.75      0.68      0.62



                                                                   CLASS A-2
                                                             PREPAYMENT ASSUMPTION
                                -------------------------------------------------------------------------------
DISTRIBUTION DATE                   0%       50%       75%       100%      125%      150%      175%      200%
------------------------------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial .......................     100%      100%      100%      100%      100%      100%      100%      100%
March 25, 2003 ................     100       100       100       100       100       100       100       100
March 25, 2004 ................     100       100       100        88        68        49        30        13
March 25, 2005 ................     100       100        74        46        21         0         0         0
March 25, 2006 ................     100        81        44        14         0         0         0         0
March 25, 2007 ................     100        59        20         0         0         0         0         0
March 25, 2008 ................     100        39         *         0         0         0         0         0
March 25, 2009 ................     100        23         0         0         0         0         0         0
March 25, 2010 ................     100         9         0         0         0         0         0         0
March 25, 2011 ................     100         0         0         0         0         0         0         0
March 25, 2012 ................     100         0         0         0         0         0         0         0
March 25, 2013 ................     100         0         0         0         0         0         0         0
March 25, 2014 ................     100         0         0         0         0         0         0         0
March 25, 2015 ................     100         0         0         0         0         0         0         0
March 25, 2016 ................     100         0         0         0         0         0         0         0
March 25, 2017 ................     100         0         0         0         0         0         0         0
March 25, 2018 ................     100         0         0         0         0         0         0         0
March 25, 2019 ................      93         0         0         0         0         0         0         0
March 25, 2020 ................      83         0         0         0         0         0         0         0
March 25, 2021 ................      73         0         0         0         0         0         0         0
March 25, 2022 ................      61         0         0         0         0         0         0         0
March 25, 2023 ................      49         0         0         0         0         0         0         0
March 25, 2024 ................      35         0         0         0         0         0         0         0
March 25, 2025 ................      22         0         0         0         0         0         0         0
March 25, 2026 ................       8         0         0         0         0         0         0         0
March 25, 2027 ................       0         0         0         0         0         0         0         0
March 25, 2028 ................       0         0         0         0         0         0         0         0
March 25, 2029 ................       0         0         0         0         0         0         0         0
March 25, 2030 ................       0         0         0         0         0         0         0         0
March 25, 2031 ................       0         0         0         0         0         0         0         0
March 25, 2032 ................       0         0         0         0         0         0         0         0
Weighted Average Life
 (in years) to Maturity** .....   20.78      5.62      3.92      3.01      2.45      2.05      1.78      1.57
Weighted Average Life

 (in years) to call*** ........   20.78      5.62      3.92      3.01      2.45      2.05      1.78      1.57

----------

*    Value is greater than zero but less than 0.5%.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

*** The weighted average life to call of an offered certificate assumes that the optional termination is exercised on the first distribution date when the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off date and (2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING





                                                                  CLASS A-3
                                                            PREPAYMENT ASSUMPTION
                               -------------------------------------------------------------------------------
DISTRIBUTION DATE                  0%       50%       75%       100%      125%      150%      175%      200%
------------------------------ --------- --------- --------- --------- --------- --------- --------- ---------
Initial ......................     100%      100%      100%      100%      100%      100%      100%      100%
March 25, 2003 ...............     100       100       100       100       100       100       100       100
March 25, 2004 ...............     100       100       100       100       100       100       100       100
March 25, 2005 ...............     100       100       100       100       100        93        22         0
March 25, 2006 ...............     100       100       100       100        66         0         0         0
March 25, 2007 ...............     100       100       100        65         0         0         0         0
March 25, 2008 ...............     100       100       100         0         0         0         0         0
March 25, 2009 ...............     100       100        42         0         0         0         0         0
March 25, 2010 ...............     100       100         0         0         0         0         0         0
March 25, 2011 ...............     100        85         0         0         0         0         0         0
March 25, 2012 ...............     100        45         0         0         0         0         0         0
March 25, 2013 ...............     100         9         0         0         0         0         0         0
March 25, 2014 ...............     100         0         0         0         0         0         0         0
March 25, 2015 ...............     100         0         0         0         0         0         0         0
March 25, 2016 ...............     100         0         0         0         0         0         0         0
March 25, 2017 ...............     100         0         0         0         0         0         0         0
March 25, 2018 ...............     100         0         0         0         0         0         0         0
March 25, 2019 ...............     100         0         0         0         0         0         0         0
March 25, 2020 ...............     100         0         0         0         0         0         0         0
March 25, 2021 ...............     100         0         0         0         0         0         0         0
March 25, 2022 ...............     100         0         0         0         0         0         0         0
March 25, 2023 ...............     100         0         0         0         0         0         0         0
March 25, 2024 ...............     100         0         0         0         0         0         0         0
March 25, 2025 ...............     100         0         0         0         0         0         0         0
March 25, 2026 ...............     100         0         0         0         0         0         0         0
March 25, 2027 ...............      77         0         0         0         0         0         0         0
March 25, 2028 ...............      19         0         0         0         0         0         0         0
March 25, 2029 ...............       0         0         0         0         0         0         0         0
March 25, 2030 ...............       0         0         0         0         0         0         0         0
March 25, 2031 ...............       0         0         0         0         0         0         0         0
March 25, 2032 ...............       0         0         0         0         0         0         0         0
Weighted Average Life
 (in years) to Maturity**.....   25.50      9.93      6.92      5.26      4.22      3.50      2.89      2.48
Weighted Average Life

 (in years) to call*** .......   25.50      9.93      6.92      5.26      4.22      3.50      2.89      2.48



                                                                  CLASS A-4
                                                            PREPAYMENT ASSUMPTION
                               -------------------------------------------------------------------------------
DISTRIBUTION DATE                  0%       50%       75%       100%      125%      150%      175%      200%
------------------------------ --------- --------- --------- --------- --------- --------- --------- ---------
Initial ......................     100%      100%      100%      100%      100%      100%      100%      100%
March 25, 2003 ...............     100       100       100       100       100       100       100       100
March 25, 2004 ...............     100       100       100       100       100       100       100       100
March 25, 2005 ...............     100       100       100       100       100       100       100        61
March 25, 2006 ...............     100       100       100       100       100        95        40         0
March 25, 2007 ...............     100       100       100       100        83        22         0         0
March 25, 2008 ...............     100       100       100        98        25         0         0         0
March 25, 2009 ...............     100       100       100        47         0         0         0         0
March 25, 2010 ...............     100       100        94         6         0         0         0         0
March 25, 2011 ...............     100       100        55         0         0         0         0         0
March 25, 2012 ...............     100       100        22         0         0         0         0         0
March 25, 2013 ...............     100       100         0         0         0         0         0         0
March 25, 2014 ...............     100        78         0         0         0         0         0         0
March 25, 2015 ...............     100        50         0         0         0         0         0         0
March 25, 2016 ...............     100        26         0         0         0         0         0         0
March 25, 2017 ...............     100         4         0         0         0         0         0         0
March 25, 2018 ...............     100         0         0         0         0         0         0         0
March 25, 2019 ...............     100         0         0         0         0         0         0         0
March 25, 2020 ...............     100         0         0         0         0         0         0         0
March 25, 2021 ...............     100         0         0         0         0         0         0         0
March 25, 2022 ...............     100         0         0         0         0         0         0         0
March 25, 2023 ...............     100         0         0         0         0         0         0         0
March 25, 2024 ...............     100         0         0         0         0         0         0         0
March 25, 2025 ...............     100         0         0         0         0         0         0         0
March 25, 2026 ...............     100         0         0         0         0         0         0         0
March 25, 2027 ...............     100         0         0         0         0         0         0         0
March 25, 2028 ...............     100         0         0         0         0         0         0         0
March 25, 2029 ...............      60         0         0         0         0         0         0         0
March 25, 2030 ...............       0         0         0         0         0         0         0         0
March 25, 2031 ...............       0         0         0         0         0         0         0         0
March 25, 2032 ...............       0         0         0         0         0         0         0         0
Weighted Average Life
 (in years) to Maturity**.....   27.18     13.11      9.23      7.01      5.60      4.64      3.93      3.32
Weighted Average Life

 (in years) to call*** .......   27.18     13.11      9.23      7.01      5.60      4.64      3.93      3.32

----------

*    Value is greater than zero but less than 0.5%.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

*** The weighted average life to call of an offered certificate assumes that the optional termination is exercised on the first distribution date when the aggregate Stated Principal Balance of the mortgage loans less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off date and (2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING





                                                                           CLASS A-5
                                                                     PREPAYMENT ASSUMPTION
                                 ---------------------------------------------------------------------------------------------
DISTRIBUTION DATE                    0%         50%         75%         100%        125%        150%        175%        200%
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial ......................       100%        100%        100%        100%        100%        100%        100%        100%
March 25, 2003 ...............       100         100         100         100         100         100         100         100
March 25, 2004 ...............       100         100         100         100         100         100         100         100
March 25, 2005 ...............       100         100         100         100         100         100         100         100
March 25, 2006 ...............       100         100         100         100         100         100         100          96
March 25, 2007 ...............       100         100         100         100         100         100          81          55
March 25, 2008 ...............       100         100         100         100         100          79          51          31
March 25, 2009 ...............       100         100         100         100          86          53          31          17
March 25, 2010 ...............       100         100         100         100          63          35          19           8
March 25, 2011 ...............       100         100         100          81          45          23          11           3
March 25, 2012 ...............       100         100         100          63          32          15           5           *
March 25, 2013 ...............       100         100          96          48          23           9           2           0
March 25, 2014 ...............       100         100          79          37          16           5           0           0
March 25, 2015 ...............       100         100          64          28          10           2           0           0
March 25, 2016 ...............       100         100          52          21           6           *           0           0
March 25, 2017 ...............       100         100          42          15           4           0           0           0
March 25, 2018 ...............       100          89          34          11           2           0           0           0
March 25, 2019 ...............       100          76          27           7           *           0           0           0
March 25, 2020 ...............       100          64          21           5           0           0           0           0
March 25, 2021 ...............       100          54          16           3           0           0           0           0
March 25, 2022 ...............       100          45          12           1           0           0           0           0
March 25, 2023 ...............       100          37           9           0           0           0           0           0
March 25, 2024 ...............       100          30           6           0           0           0           0           0
March 25, 2025 ...............       100          24           4           0           0           0           0           0
March 25, 2026 ...............       100          18           2           0           0           0           0           0
March 25, 2027 ...............       100          13           *           0           0           0           0           0
March 25, 2028 ...............       100           9           0           0           0           0           0           0
March 25, 2029 ...............       100           5           0           0           0           0           0           0
March 25, 2030 ...............        97           2           0           0           0           0           0           0
March 25, 2031 ...............        48           0           0           0           0           0           0           0
March 25, 2032 ...............         0           0           0           0           0           0           0           0
Weighted Average Life
 (in years) to Maturity**.....     28.98       20.21       15.19       11.74        9.41        7.76        6.55        5.62
Weighted Average Life

 (in years) to call*** .......     28.60       17.64       12.69        9.70        7.71        6.40        5.38        4.65

----------
*    Value is greater than zero but less than 0.5%.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

*** The weighted average life to call of an offered certificate assumes that the optional termination is exercised on the first distribution date when the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off date and (2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING





                                                                           CLASS M-1
                                                                     PREPAYMENT ASSUMPTION
                                 ---------------------------------------------------------------------------------------------
DISTRIBUTION DATE                    0%         50%         75%         100%        125%        150%        175%        200%
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial ......................       100%        100%        100%        100%        100%        100%        100%        100%
March 25, 2003 ...............       100         100         100         100         100         100         100         100
March 25, 2004 ...............       100         100         100         100         100         100         100         100
March 25, 2005 ...............       100         100         100         100         100         100         100         100
March 25, 2006 ...............       100         100         100          85          67          52          40          30
March 25, 2007 ...............       100         100          89          67          50          36          26          18
March 25, 2008 ...............       100         100          74          53          37          25          16          11
March 25, 2009 ...............       100          91          62          42          27          17          11           6
March 25, 2010 ...............       100          80          52          33          20          12           7           4
March 25, 2011 ...............       100          71          43          26          15           8           4           2
March 25, 2012 ...............       100          63          36          20          11           6           3           1
March 25, 2013 ...............       100          55          30          16           8           4           2           0
March 25, 2014 ...............       100          48          25          12           6           3           1           0
March 25, 2015 ...............       100          42          21          10           4           2           0           0
March 25, 2016 ...............       100          37          17           7           3           1           0           0
March 25, 2017 ...............       100          32          14           6           2           0           0           0
March 25, 2018 ...............       100          28          11           4           2           0           0           0
March 25, 2019 ...............       100          24           9           3           1           0           0           0
March 25, 2020 ...............       100          21           7           3           0           0           0           0
March 25, 2021 ...............       100          17           6           2           0           0           0           0
March 25, 2022 ...............       100          15           5           1           0           0           0           0
March 25, 2023 ...............       100          12           4           *           0           0           0           0
March 25, 2024 ...............       100          10           3           0           0           0           0           0
March 25, 2025 ...............        91           8           2           0           0           0           0           0
March 25, 2026 ...............        80           7           2           0           0           0           0           0
March 25, 2027 ...............        69           5           1           0           0           0           0           0
March 25, 2028 ...............        57           4           0           0           0           0           0           0
March 25, 2029 ...............        44           3           0           0           0           0           0           0
March 25, 2030 ...............        30           2           0           0           0           0           0           0
March 25, 2031 ...............        15           0           0           0           0           0           0           0
March 25, 2032 ...............         0           0           0           0           0           0           0           0
Weighted Average Life
 (in years) to Maturity**.....     26.42       13.29        9.67        7.43        5.98        5.06        4.46        4.07
Weighted Average Life

 (in years) to call*** .......     26.29       12.40        8.78        6.69        5.37        4.56        4.03        3.71

----------
*    Value is greater than zero but less than 0.5%.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

*** The weighted average life to call of an offered certificate assumes that the optional termination is exercised on the first distribution date when the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off date and (2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING





                                                                  CLASS M-2
                                                            PREPAYMENT ASSUMPTION
                               -------------------------------------------------------------------------------
DISTRIBUTION DATE                  0%       50%       75%       100%      125%      150%      175%      200%
------------------------------ --------- --------- --------- --------- --------- --------- --------- ---------
Initial ......................     100%      100%      100%      100%      100%      100%      100%      100%
March 25, 2003 ...............     100       100       100       100       100       100       100       100
March 25, 2004 ...............     100       100       100       100       100       100       100       100
March 25, 2005 ...............     100       100       100       100       100       100       100       100
March 25, 2006 ...............     100       100       100        85        67        52        40        30
March 25, 2007 ...............     100       100        89        67        50        36        26        18
March 25, 2008 ...............     100       100        74        53        37        25        16        11
March 25, 2009 ...............     100        91        62        42        27        17        11         6
March 25, 2010 ...............     100        80        52        33        20        12         7         4
March 25, 2011 ...............     100        71        43        26        15         8         4         2
March 25, 2012 ...............     100        63        36        20        11         6         3         1
March 25, 2013 ...............     100        55        30        16         8         4         2         0
March 25, 2014 ...............     100        48        25        12         6         3         1         0
March 25, 2015 ...............     100        42        21        10         4         2         0         0
March 25, 2016 ...............     100        37        17         7         3         1         0         0
March 25, 2017 ...............     100        32        14         6         2         0         0         0
March 25, 2018 ...............     100        28        11         4         2         0         0         0
March 25, 2019 ...............     100        24         9         3         1         0         0         0
March 25, 2020 ...............     100        21         7         3         0         0         0         0
March 25, 2021 ...............     100        17         6         2         0         0         0         0
March 25, 2022 ...............     100        15         5         1         0         0         0         0
March 25, 2023 ...............     100        12         4         1         0         0         0         0
March 25, 2024 ...............     100        10         3         0         0         0         0         0
March 25, 2025 ...............      91         8         2         0         0         0         0         0
March 25, 2026 ...............      80         7         2         0         0         0         0         0
March 25, 2027 ...............      69         5         1         0         0         0         0         0
March 25, 2028 ...............      57         4         0         0         0         0         0         0
March 25, 2029 ...............      44         3         0         0         0         0         0         0
March 25, 2030 ...............      30         2         0         0         0         0         0         0
March 25, 2031 ...............      15         0         0         0         0         0         0         0
March 25, 2032 ...............       0         0         0         0         0         0         0         0
Weighted Average Life
 (in years) to Maturity**.....   26.42     13.29      9.68      7.43      5.98      5.05      4.43      4.02
Weighted Average Life

 (in years) to call*** .......   26.29     12.40      8.78      6.69      5.37      4.55      4.00      3.66



                                                                   CLASS B
                                                            PREPAYMENT ASSUMPTION
                               -------------------------------------------------------------------------------
DISTRIBUTION DATE                  0%       50%       75%       100%      125%      150%      175%      200%
------------------------------ --------- --------- --------- --------- --------- --------- --------- ---------
Initial ......................     100%      100%      100%      100%      100%      100%      100%      100%
March 25, 2003 ...............     100       100       100       100       100       100       100       100
March 25, 2004 ...............     100       100       100       100       100       100       100       100
March 25, 2005 ...............     100       100       100       100       100       100       100       100
March 25, 2006 ...............     100       100       100        85        67        52        40        30
March 25, 2007 ...............     100       100        89        67        50        36        26        18
March 25, 2008 ...............     100       100        74        53        37        25        16        11
March 25, 2009 ...............     100        91        62        42        27        17        11         6
March 25, 2010 ...............     100        80        52        33        20        12         7         4
March 25, 2011 ...............     100        71        43        26        15         8         4         2
March 25, 2012 ...............     100        63        36        20        11         6         3         1
March 25, 2013 ...............     100        55        30        16         8         4         2         0
March 25, 2014 ...............     100        48        25        12         6         3         1         0
March 25, 2015 ...............     100        42        21        10         4         2         0         0
March 25, 2016 ...............     100        37        17         7         3         1         0         0
March 25, 2017 ...............     100        32        14         6         2         0         0         0
March 25, 2018 ...............     100        28        11         4         2         0         0         0
March 25, 2019 ...............     100        24         9         3         1         0         0         0
March 25, 2020 ...............     100        21         7         3         0         0         0         0
March 25, 2021 ...............     100        17         6         2         0         0         0         0
March 25, 2022 ...............     100        15         5         1         0         0         0         0
March 25, 2023 ...............     100        12         4         1         0         0         0         0
March 25, 2024 ...............     100        10         3         0         0         0         0         0
March 25, 2025 ...............      91         8         2         0         0         0         0         0
March 25, 2026 ...............      80         7         2         0         0         0         0         0
March 25, 2027 ...............      69         5         1         0         0         0         0         0
March 25, 2028 ...............      57         4         0         0         0         0         0         0
March 25, 2029 ...............      44         3         0         0         0         0         0         0
March 25, 2030 ...............      30         2         0         0         0         0         0         0
March 25, 2031 ...............      15         0         0         0         0         0         0         0
March 25, 2032 ...............       0         0         0         0         0         0         0         0
Weighted Average Life
 (in years) to Maturity**.....   26.42     13.29      9.68      7.44      5.99      5.05      4.43      4.00
Weighted Average Life

 (in years) to call*** .......   26.29     12.40      8.78      6.69      5.37      4.55      4.00      3.64

----------

*    Value greater than zero but less than 0.5%.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

*** The weighted average life to call of an offered certificate assumes that the optional termination is exercised on the first distribution date when the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off date and (2) the aggregate principal balance of mortgage loans purchased by the trust on subsequent transfer dates.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date set forth below, each of which is calculated based upon the structuring assumptions described in this prospectus supplement and assumptions of a 0% Prepayment Assumption and an Overcollateralization Target Amount of $0.

                                                       LAST SCHEDULED
CLASS                                                DISTRIBUTION DATE
-----                                               -------------------
  A-1 .............................................   September 25, 2018
  A-2 .............................................   December 25, 2026
  A-3 .............................................    August 25, 2028
  A-4 .............................................    April 25, 2030
  A-5 .............................................    March 25, 2032
  A-IO ............................................  September 25, 2004
  M-1 .............................................    March 25, 2032
  M-2 .............................................    March 25, 2032
  B ...............................................    March 25, 2032


     Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

     We expect the proceeds to the depositor from the sale of the offered certificates (other than the Class A-R Certificates) to be approximately 100.096% of the aggregate principal balance of the offered certificates, plus accrued interest, before deducting issuance expenses payable by the depositor.

     The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the mortgage loans and to fund the pre-funding account and the capitalized interest account.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the trust fund will include multiple segregated asset pools. The Trustee will make a REMIC election with respect to each such segregated asset pool (exclusive of the Prefunding Account, the Capitalized Interest Account, the Available Funds Cap Reserve Fund, the Yield Maintenance Reserve Fund, and the Yield Maintenance Account). Assuming the proper REMIC elections are made and compliance with all provisions of the pooling and servicing agreement, Sidley Austin Brown & Wood LLP is of the opinion that each segregated asset pool in which REMIC election was made will be a REMIC for federal income tax purposes. The mortgage loans and certain other property will be held by one REMIC (each, the "Initial Subsidiary REMIC"), which will issue various classes of uncertificated interests that will be designated as regular and residual interests. Each Initial Subsidiary REMIC will be part of a tiered REMIC structure in which the regular interests issued by one REMIC will constitute the assets of a higher tier REMIC. The offered certificates (other than the Class A-R Certificates), together with the Class OC and Class P Certificates (collectively, the "Regular Certificates"), will be designated as regular interests in the highest tier REMIC (the "Master REMIC"). The Class A-R Certificates will evidence ownership of the residual interest in the Master REMIC and in each lower tier REMIC.

     Each class of offered certificates, other than the Class A-IO and the Class A-R Certificates (hereinafter referred to as the "Non-IO Offered Certificates"), will represent a beneficial interest in a regular interest issued by the Master REMIC. To the extent that it is entitled to accruals of interest in excess of the Net WAC Rate (a) the Non-IO Offered Certificates, other than the LIBOR Certificates, will also be entitled to receive payments from the Available Funds Cap Reserve Fund, and (b) the

LIBOR Certificates will also represent the right to receive payments from the yield maintenance reserve fund and the Yield Maintenance Agreement.

     For federal income tax purposes, Available Funds Cap Reserve Fund and the yield maintenance reserve fund will be treated as "outside reserve funds" that is beneficially owned by the Master Servicer, and depositor, respectively. The rights of the Non-IO Offered Certificates, other than the LIBOR Certificates (the "Fixed Rate Certificates"), to receive payments from the Available Funds Cap Reserve Fund for federal income tax purposes are contractual rights that are separate from their regular interests within the meaning of Treasury regulations
Section 1.860G-2(i). The following discussion assumes that the right of the Fixed Rate Certificates to receive payments from the Available Funds Cap Reserve Fund will be treated as an interest rate cap agreement rather than as an interest in a partnership for federal income tax purposes. The rights of the holders of the LIBOR Certificates to receive payments from the yield maintenance reserve fund and the Yield Maintenance Agreement represent for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i). Prospective investors in the Non-IO Offered Certificates should consult their tax advisors regarding their appropriate tax treatment.

TAXATION OF REGULAR INTERESTS

     The following discussion assumes that the right of the Non-IO Offered Certificates to receive payments from Available Funds Cap Reserve Fund, and the yield maintenance reserve fund and the Yield Maintenance Agreement, as the case may be, will be treated as an interest rate cap agreement rather than as an interest in a partnership for federal income tax purposes (each, a "Cap Contract"). Prospective investors in the Non-IO Offered Certificates should consult their tax advisors regarding their appropriate tax treatment. The Non-IO Offered Certificates will also represent beneficial ownership of an interest in a Cap Contract. A Non-IO Offered Certificateholder must allocate its purchase price for such certificate between two components--the REMIC regular interest component and the Yield Maintenance Agreement component. For information reporting purposes, the trustee will assume that, with respect to any Non-IO Offered Certificate, the Cap Contract component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Cap Contract component has a greater than de minimus value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimus amount). See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the sale, exchange, or other disposition of a Non-IO Offered Certificate, the certificateholder must allocate the amount realized between the two components of Non-IO Offered Certificate based on the relative fair market values of those components at the time of sale. Gain or loss on the disposition of an Offered Certificate (other than a Non-IO Offered Certificate), and in the case of a Non-IO Offered Certificate, the regular interest component should, subject to the limitation described below, be capital gain or loss. Assuming that a Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, with respect to the Non-IO Offered Certificate gain or loss on the disposition of an interest in the Available Funds Cap Reserve Fund, and component should be capital gain or loss. Gain attributable to the regular interest component of a Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 10% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of such certificate over (ii) the amount actually included in such certificateholder's income.

     Interest on an Offered Certificate (other than a Non-IO Offered Certificate), and in the case of a Non-IO Offered Certificate, a regular interest, must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder's regular method of accounting. In addition, a regular interest could be considered to have been issued with OID. See "Material

Federal Income Tax Consequences" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to such OID.

THE AVAILABLE FUNDS CAP RESERVE FUND AND YIELD MAINTENANCE RESERVE FUND

     As indicated above, a portion of the purchase price paid by a certificateholder to acquire a Non-IO Offered Certificates will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract must be amortized over the life of any such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of any Cap Contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Non-IO Offered Certificate.

     Any payments made to a holder of a Non-IO Offered Certificate from the yield maintenance reserve fund will be treated as periodic payments on an interest rate Cap Contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

     The IRS has issued regulations under Sections 1271 to 1275 of the Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

     If the holders of any regular certificates are treated as holding those certificates at a premium, those holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

STATUS OF THE OFFERED CERTIFICATES

     The following section discusses the Offered Certificates exclusive of the Non-IO Offered Certificates right to receive monies from the Cap Contract, or any reserve fund. As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates and the Class OC Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to these certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust are assets described in these sections. The Offered Certificates, the Class P and Class OC Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE RESIDUAL CERTIFICATE

     As described in "Material Federal Income Tax Consequences" in the prospectus, the holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the requirements of the safe harbor relating to transfers of noneconomic residual interests. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under the safe harbor unless, in addition to satisfaction of the conditions currently specified, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of
(i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as each REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations indicate that the effective date for the modification to the safe harbor could be as early as February 4, 2000.

     Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--REMIC Certificates--b. Residual Certificates" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of Residual Certificates--Noneconomic Residual Certificates," "Material Federal Income Tax Consequences--b. Residual Certificates--Mark to Market Rules," "--Excess Inclusions" and "Material Federal Income Tax Consequences--Tax Related Restrictions on Transfers of Residual Certificates--Foreign Investors" in the prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" and "--REMIC Certificates--a. Regular Certificates--Treatment of Realized Losses" in the prospectus.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the Certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation. The U.S. Department of Labor has granted an administrative exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14, Exemption Application No. D-7958, 56 Fed. Reg. 7413
(1991) as amended by PTE 97-34, Exemption Application No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE 2000-58, Exemption Application No. D-10869, 65 Fed Reg. 67765 (2000) (the "Exemption"), from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, including the conditions that apply to the pre-funding account, see "ERISA Considerations" in the prospectus.

     The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured obligations supporting payments to certificateholders, and having a value equal to no more than twenty-five (25) percent of the total principal amount of the offered certificates, may be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund. The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB-- from S&P or Fitch, or Baa3 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES ARE NOT BEING PURCHASED BY AN UNDERWRITER TO WHOM AN EXEMPTION SIMILAR TO THE EXEMPTION HAS BEEN GRANTED, AND MAY NOT MEET THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION 83-1, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION OR INCUR EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE
RECEIVES:

     o A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

     o AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Lehman Brothers Inc. (the "underwriter"), the Depositor has agreed to sell to the underwriter the offered certificates (other than the Class A-R Certificates). Distribution of the offered certificates (other than the Class A-R Certificates) will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class A-R Certificates will not be purchased by the underwriter but will be transferred to the seller on the closing date. In connection with the sale of the offered certificates (other than the Class A-R Certificates), the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop, or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the underwriter.

                                     RATINGS

     It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class M-1, Class M-2 and Class B Certificates that they be rated at least AA, A, and BBB by S&P and Aa2, A2 and Baa2, respectively, by Moody's. The ratings of the Class A-1 Certificates do not address the likelihood of receipt of payments of Net Rate Carryover Shortfalls.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                            INDEX OF PRINCIPAL TERMS

                                                PAGE
                                                ----
30 days Delinquent .........................    S-33
Accrual Period .............................    S-31
advance ....................................    S-26
Allocated Realized Loss Amount .............    S-31
Available Funds ............................    S-29
Available Funds Cap Reserve Fund ...........    S-31
Basic Principal Distribution Amount ........    S-31
BBA ........................................    S-31
Class A Principal Distribution Amount ......    S-32
Class B Principal Distribution Amount ......    S-32
Class Certificate Balance ..................    S-31
Class M-1 Principal Distribution
Amount .....................................    S-32
Class M-2 Principal Distribution
Amount .....................................    S-32
CPR ........................................    S-40
Current Specified Overcollateralization
Percentage .................................    S-32
Cut-Off Date ...............................     S-3
Cut-off Date Pool Principal Balance ........    S-15
Delinquent .................................    S-33
Determination Date .........................    S-26
Distribution Account .......................    S-29
Distribution Date ..........................    S-30
DTC ........................................    S-29
Due Date ...................................    S-15
Due Period .................................    S-33
e-MITS .....................................    S-21
Extra Principal Distribution Amount ........    S-33
FICO Credit Scores .........................    S-16
First Federal ..............................    S-23
Holdings ...................................    S-23
IndyMac Bank ...............................    S-15
Initial Mortgage Loans .....................    S-15
Initial Subsidiary REMIC ...................    S-52
Interest Remittance Amount .................    S-33
LIBOR Cap Counterparty .....................    S-38
LIBOR Certificates .........................    S-30
LIBOR Determination Date ...................    S-31
Liquidated Mortgage Loan ...................    S-34
Loan-to-Value Ratio ........................    S-16
Master REMIC ...............................    S-52
Monthly Interest Distributable Amount           S-33

                                                PAGE
                                                ----
Moody's ....................................     S-3
Mortgage Loans .............................    S-15
Net Monthly Excess Cashflow ................    S-33
Net Rate Carryover Shortfall ...............    S-33
Net WAC Rate ...............................    S-30
Net WAC Shortfall ..........................    S-33
Net WAC Shortfall Carry-Forward
Amount .....................................    S-33
New Proposed Regulations ...................    S-55
Non-IO Offered Certificates ................    S-52
Notional Amount ............................    S-28
offered certificates .......................    S-28
OID ........................................    S-53
Original Class Certificate Balance .........    S-32
Overcollateralization Deficiency
Amount .....................................    S-34
Overcollateralization Release Amount .......    S-34
Overcollateralization Target Amount ........    S-34
Overcollateralized Amount ..................    S-34
Pass-Through Rate ..........................    S-30
Plan .......................................    S-55
PPV ........................................    S-40
pre-funding period .........................    S-56
Prepayment Assumption ......................    S-40
Prepayment Period ..........................    S-34
Principal Distribution Amount ..............    S-34
Principal Remittance Amount ................    S-34
Realized Loss ..............................    S-34
Regular Certificates .......................    S-52
related subordinated classes ...............    S-10
S&P ........................................     S-3
senior certificates ........................    S-28
Stated Principal Balance ...................    S-34
Stepdown Date ..............................    S-34
subordinated certificates ..................    S-28
Substitution Adjustment Amount .............    S-19
Telerate Page 3750 .........................    S-31
Trigger Event ..............................    S-35
underwriter ................................    S-57
Unpaid Interest Shortfall Amount ...........    S-35
Unpaid Realized Loss Amount ................    S-35
Yield Maintenance Agreement ................    S-38

PROSPECTUS

                               INDYMAC MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac MBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

THE CERTIFICATES

IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                            ---------------------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

March 25, 2002

                                TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Important Notice About Information In
 This Prospectus and Each
 Accompanying Prospectus Supplement ............      3
Risk Factors ...................................      4
   Limited Source of Payments--
      No Recourse to Sellers, Depositor or
      Servicer .................................      4
   Credit Enhancement May Not Be
      Sufficient To Protect You From Losses           5
   Losses on Balloon Payment Mortgages
      Are Borne By You .........................      6
   Nature of Mortgages .........................      6
   You Could Be Adversely Affected By
      Violations of Environmental Laws .........      8
   Ratings of the Certificates Does Not
      Assure Their Payment .....................      9
   Book-Entry Registration .....................     10
   Bankruptcy or Insolvency May Affect
      the Timing and Amount of
      Distributions on the Certificates ........     11
The Trust Fund .................................     14
   The Mortgage Loans--General .................     15
   Agency Securities. ..........................     17
   Private Mortgage-Backed Securities ..........     22
   Substitution of Mortgage Assets .............     24
   Available Information .......................     24
   Incorporation of Certain Documents by
      Reference ................................     25
Use of Proceeds ................................     25
The Depositor ..................................     25
Mortgage Loan Program ..........................     25
   Underwriting Process ........................     25
   Qualifications of Sellers ...................     26
   Representations by Sellers; Repurchases           26
Description of the Certificates ................     28
   General .....................................     29
   Distributions on Certificates ...............     30
   Advances ....................................     32
   Reports to Certificateholders ...............     33
   Categories of Classes of Certificates .......     34
   Indices Applicable to Floating Rate and
      Inverse Floating Rate Classes ............     36
   Book-Entry Certificates .....................     40
Credit Enhancement .............................     42
   General .....................................     42
   Subordination ...............................     42
   Mortgage Pool Insurance Policies ............     42
   Special Hazard Insurance Policies ...........     44
   Bankruptcy Bonds ............................     45
   Reserve Fund ................................     45
   Cross Support ...............................     45
   Insurance Policies, Surety Bonds and
      Guaranties ...............................     46

                                                    PAGE
                                                    ----
   Over-Collateralization ......................     46
Yield and Prepayment Considerations ............     46
The Pooling and Servicing Agreement ............     47
   Assignment of Mortgage Assets ...............     47
   Payments on Mortgage Assets; Deposits
      to Certificate Account ...................     49
   Collection Procedures .......................     51
   Hazard Insurance ............................     52
   Realization Upon Defaulted Mortgage
      Loans ....................................     54
   Servicing and Other Compensation and
      Payment of Expenses ......................     57
   Evidence as to Compliance ...................     58
   List of Certificateholders ..................     58
   Certain Matters Regarding the Master
      Servicer and the Depositor ...............     58
   Events of Default ...........................     59
   Rights Upon Event of Default ................     60
   Amendment ...................................     60
   Termination; Optional Termination ...........     61
   The Trustee .................................     62
Certain Legal Aspects of the Mortgage
 Loans .........................................     63
   General .....................................     63
   Foreclosure and Repossession ................     64
   Rights of Redemption ........................     66
   Anti-Deficiency Legislation and Other
      Limitations on Lenders ...................     66
   Environmental Risks .........................     67
   Due-on-Sale Clauses .........................     68
   Prepayment Charges ..........................     69
   Applicability of Usury Laws .................     69
   Soldiers' and Sailors' Civil Relief Act .....     69
Material Federal Income Tax
 Consequences ..................................     70
   General .....................................     70
   Non-REMIC Certificates ......................     70
   REMIC Certificates ..........................     78
   Prohibited Transactions and Other Taxes           91
   Liquidation and Termination .................     92
   Administrative Matters ......................     92
   Tax-Exempt Investors ........................     92
   Non-U.S. Persons ............................     93
   Tax-Related Restrictions on Transfers of
      Residual Certificates ....................     93
State Tax Considerations .......................     95
ERISA Considerations ...........................     95
Legal Investment ...............................     99
Method of Distribution .........................    100
Legal Matters ..................................    101
Financial Information ..........................    101
Rating .........................................    101
Index of Principal Terms .......................    102

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

    o this prospectus, which provides general information, some of which may not apply to a particular series; and


    o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                               ----------------
     If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund--Incorporation of Certain Documents by Reference" beginning on page 25.

                                 RISK FACTORS

   You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS--      The applicable prospectus supplement may
NO RECOURSE TO SELLERS,           provide that certificates will be payable
DEPOSITOR OR SERVICER             from other trust funds in addition to their
                                  associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                  You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

                                  The certificates will not represent an
                                  interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                  o      funds obtained from enforcing a
                                         corresponding obligation of a seller
                                         or originator of the loan, or

                                  o      funds from a reserve fund or similar
                                         credit enhancement established to pay
                                         for loan repurchases.

                                  The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                                  The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY NOT        Credit enhancement is intended to reduce the
BE SUFFICIENT TO PROTECT YOU      effect of loan losses. But credit
FROM LOSSES                       enhancements may benefit only some classes
                                  of a series of certificates and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to change adversely their rating of the certificates. Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT           Some of the underlying loans may not be
MORTGAGES ARE BORNE BY YOU          fully amortizing over their terms to
                                    maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

NATURE OF MORTGAGES                 The value of the properties underlying the
 Declines in Property Values May    loans held in the trust fund may decline
 Adversely Affect You               over time. Among the factors that could
                                    adversely affect the value of the properties are:

                                     o      an overall decline in the
                                            residential real estate market in
                                            the areas in which they are located,

                                     o      a decline in their general condition
                                            from the failure of borrowers to
                                            maintain their property adequately,
                                            and

                                     o      natural disasters that are not
                                            covered by insurance, such as
                                            earthquakes and floods.

                                    If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more lasses of certificates.

 Delays In Liquidation May          Even if the properties underlying the loans
 Adversely Affect You               held in the trust fund provide adequate
                                    security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

 Disproportionate Effect of         Liquidation expenses of defaulted loans
 Liquidation Expenses May           generally do not vary directly with the
 Adversely Affect You               outstanding principal balance of the loan at
                                    the time of default. Therefore, if a
                                    servicer takes the same steps for a
                                    defaulted loan having a small remaining
                                    principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

 Consumer Protection Laws May       State laws generally regulate interest rates
 Adversely Affect You               and other charges, require certain
                                    disclosures, and require licensing of
                                    mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund.
                                    In some cases, the borrower may even be
                                    entitled to a refund of amounts previously paid.

                                    The loans held in the trust fund may also be subject to certain federal laws, including:

                                     o      the Federal Truth in Lending Act and
                                            its regulations, which require
                                            disclosures to the borrowers
                                            regarding the terms of any mortgage
                                            loan;

                                     o      the Equal Credit Opportunity Act and
                                            its regulations, which prohibit
                                            discrimination in the extension of
                                            credit on the basis of age, race,
                                            color, sex, religion, marital
                                            status, national origin, receipt of
                                            public assistance, or the exercise
                                            of any right under the Consumer
                                            Credit Protection Act; and

                                     o      the Fair Credit Reporting Act, which
                                            regulates the use and reporting of
                                            information related to the
                                            borrowers' credit experience.

                                    Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOU COULD BE ADVERSELY AFFECTED BY  Federal, state, and local laws and
VIOLATIONS OF ENVIRONMENTAL LAWS    regulations impose a wide range of
                                    requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                   In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE CERTIFICATES DOES   Any class of certificates issued under this
NOT ASSURE THEIR PAYMENT           prospectus and the accompanying prospectus
                                   supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                   A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                    o      a decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                    o      an adverse change in the financial
                                           or other condition of a credit
                                           enhancement provider, or

                                    o      a change in the rating of the credit
                                           enhancement provider's long-term
                                           debt.

                                   The amount, type, and nature of credit
                                   enhancement established for a class of
                                   certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY REGISTRATION            Certificates issued in book-entry form may
 Limit on Liquidity                have only limited liquidity in the resale
                                   market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

 Limit on Ability to Transfer       Transactions in book-entry certificates can
 or Pledge                          be effected only through The Depository
                                    Trust Company, its participating
                                    organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

 Delays in Distributions            You may experience some delay in the receipt
                                    of distributions on book-entry certificates since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY        The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT OF     transfer of the loans held in the trust fund
DISTRIBUTIONS ON THE CERTIFICATES   by the seller to the depositor as a sale for
                                    accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                    If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

                                    Federal and state statutory provisions
                                    affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                    Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page 101.

                                THE TRUST FUND*

     This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

     o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

     o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

     o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

     The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be

----------
* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term trust fund will refer to one specific trust fund.

provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS--GENERAL

     The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

     o the original terms to maturity of the mortgage loans,

     o the largest principal balance and the smallest principal balance of any of the mortgage loans,

     o the earliest origination date and latest maturity date of any of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the maximum and minimum per annum mortgage rates and

     o the geographical distribution of the mortgage loans. If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates--Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban

Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

     o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

     o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

       o the payment features of the mortgage loans,

       o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

       o the servicing fee or range of servicing fees with respect to the mortgage loans and

       o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

     o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

     o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

     o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

     o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

     o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

     o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

     o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC a 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of IndyMac Bank, F.S.B., a Delaware corporation. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

     Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                              MORTGAGE LOAN PROGRAM

     The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING PROCESS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

     In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

     In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

     Certain of the types of mortgage loans that may be included in a trust fund may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

     o that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

     o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

     o that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

     o that there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates-- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets."

                         DESCRIPTION OF THE CERTIFICATES

     The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     o the circumstances, if any, under which the trust fund may be subject to early termination;

     o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     o the distribution dates with respect to the series;

     o additional information with respect to the plan of distribution of the certificates;

     o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     o information as to the seller, the master servicer and the trustee.

     Each series of certificates will be issued pursuant to an pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of an pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

     The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

     o the assets required to be deposited in the related Certificate Account from time to time;

     o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement --Subordination" and "Credit Enhancement--Subordination of the Subordinated Certificates" in the related prospectus supplement.

     Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses.

If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

     o the amount of the distribution allocable to interest;

     o the amount of any advance;

     o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

     o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

     o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

     o the pass-through rate as of the day before the preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES


     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.


                                                                      DEFINITION
CATEGORIES OF CLASSES                                            PRINCIPAL TYPES
Accretion Directed ................   A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.



Component Certificates ............   A class consisting of "components." The components of a
                                      class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component
                                      certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates ......   A class having no principal balance and bearing interest on the related notional amount. The notional amount is used
                                      for purposes of the determination of interest distributions.

                                                       DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Planned Principal Class or PACs ....   A class that is designed to receive
                                       principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories
                                       (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class ..........   A class that is designed to receive
                                       principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay .....................   Classes that receive principal payments
                                       in a prescribed sequence, that do not
                                       have predetermined principal balance
                                       schedules and that under all
                                       circumstances receive payments of
                                       principal continuously from the first
                                       distribution date on which they receive
                                       principal until they are retired. A
                                       single class that receives principal
                                       payments before or after all other
                                       classes in the same series of
                                       certificates may be identified as a
                                       sequential pay class.

Strip ..............................   A class that receives a constant
                                       proportion, or "strip," of the principal payments on the underlying Mortgage
                                       Assets or other assets of the trust fund.

Support Class (also sometimes
 referred to as "companion classes")   A class that receives principal payments
                                       on any distribution date only if
                                       scheduled payments have been made on
                                       specified planned principal classes,
                                       targeted principal classes or scheduled
                                       principal classes.

Targeted Principal Class or TACs ...   A class that is designed to receive
                                       principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                      INTEREST TYPES

Fixed Rate .........................   A class with an interest rate that is
                                       fixed throughout the life of the class.

Floating Rate ......................   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies directly with
                                       changes in the index.

CATEGORIES OF CLASSES             INTEREST TYPES

Inverse Floating Rate .........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate .................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only .................  A class that receives some or all of the interest payments made on the underlying
                                 Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only ................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual ...............  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual .......................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London

Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

      o LIBOR as determined on the previous LIBOR determination date or

      o the reserve interest rate.

   The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

      o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

      o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

     Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

     The applicable prospectus supplement may when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

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

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by

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

primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

     o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

     The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net

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

amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

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

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

     The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of

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

certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

     A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

     The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower

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

than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

     Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

     Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination."

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

     The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee,


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together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

     In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

     o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

     o an assignment of the mortgage to the trustee in recordable form and

     o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

     o the original security agreement,

     o the proprietary lease or occupancy agreement,

     o the recognition agreement,

     o an executed financing agreement and

     o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master

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

servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, and such omission or defect materially and adversely affects the interests of the certificate holders in the related mortgage loan, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

     o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

     o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest

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

       against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

     o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

     o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

     The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

     o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement--Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional Termination";

     o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

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     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

     o to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

     o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

     o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

     o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above and pursuant to the authority granted to the master in the pooling and servicing agreement, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting mortgage loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement,

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

may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the certificateholders (taking into account any estimated loss that might result absent such action).

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

     Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

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

     o the maximum insurable value of the improvements securing the mortgage loan or

     o the greater of

       o the outstanding principal balance of the mortgage loan and

       o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

     Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

     o advance or discharge

       o all hazard insurance policy premiums and

       o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

     o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

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

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

          first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

          second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

          third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan;

          and fourth, as a recovery of principal of the mortgage loan.

     FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National

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

Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program

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

has a current mortgage loan limit of $200,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

     As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Mortgage Loan are generally (a) as to mortgage loans with an original principal amount of $45,000 or less, 50% of such mortgage loan, (b) as to mortgage loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to mortgage loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the mortgage loan, and (d) as to mortgage loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the mortgage loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

     The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

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EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

     Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except

     o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates of the related series, or

     o upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer,

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employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

EVENTS OF DEFAULT


     The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     o any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

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"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

     If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

     No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

          (c) to add to the duties of the depositor, the seller or the master servicer;

          (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

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     In addition, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

          (b) amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of certificates evidencing percentage interests aggregating 66 2/3% (provided however that no certificates held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

          (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

     o the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject

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to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

THE TRUSTEE


     The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.




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                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the trust fund for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

   The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

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   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states,

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published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

   Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"

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manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

   In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

   In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

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   In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a property causing the lender to lose the protection of the secured creditor exclusion has been a matter of judicial interpretation of the statutory language, and court decisions have historically been

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inconsistent. In United States v. Fleet Factors Corp. (1990), the United
States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

DUE-ON-SALE CLAUSES

   Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could

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increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

   Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

   The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

   If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code of 1986 (the "Code" referred to in this section unless otherwise indicated). In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

 A. SINGLE CLASS OF CERTIFICATES

   Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting ust take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation,

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the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

   Generally, as to each series of certificates:

   o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code
         Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

   o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

   o a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

   Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

   Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code
Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan (or an underlying mortgage loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan (or underlying mortgage loan) that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan (or underlying

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mortgage loan). If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss (e.g., cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

   On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Certificates--Certificates Representing Interests in Loans Other Than ARM Loans."

   Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the

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amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

   Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Single Class of Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

 b. MULTIPLE CLASSES OF CERTIFICATES

   1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the second class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

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   Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC
Certificates" and "Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons."

   Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Certificates--Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

   Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

   2. Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis

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exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

   OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and before April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

   Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables such as those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

   Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that

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accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

   3. Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "--Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

 c. SALE OR EXCHANGE OF A CERTIFICATE

   Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be

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capital gain or loss to an owner for which a certificate is a "capital asset"
within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

   The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

 d. NON-U.S. PERSONS

   Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

   As used in this prospectus, a "U.S. Person" means

   o     a citizen or resident of the United States,

   o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

   o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

   o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

   Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust,

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or an organization or financial institution described above, with an appropriate statement (e.g., a
Form 1001), signed under penalties of perjury, to that effect.

   Final regulations dealing with backup withholding and information reporting on income paid to foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. In particular, the New Withholding Regulations replace the current IRS Form W-8, Form 4224 and Form 1001 with various revised IRS Forms W-8 and provide that the current Form W-8, Form 4224 and Form 1001 will be invalid after December 31, 2000. Therefore, the holder of Notes will be required to file the appropriate revised Form W-8 before December 31, 2000. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Persons who own interests in mortgage loans are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

 e. INFORMATION REPORTING AND BACKUP WITHHOLDING

   The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability.

REMIC CERTIFICATES

   The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

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   In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

   In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Certificates--Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

   Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

   Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

 a. REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

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   Original Issue Discount and Premium. The Regular Certificates may be
issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

   In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date

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on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

   Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

   Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "--Regular Certificates--Premium" should apply. However, it is possible that certificates issued at a premium, even if the

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premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

   Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

     o    adding

          o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

          o any payments included in the stated redemption price at maturity received during the same accrual period, and

     o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

     o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

     o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

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A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

   The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

   Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimus market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Regular Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

   Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to

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include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

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   Premium. A purchaser of a Regular Certificate that purchases the Regular
Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   On December 30, 1997 the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

   Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

   Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a

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
payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

   The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

   Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

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
   Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

   It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

   As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Persons who own Regular Certificates are urged to consult their own tax advisor with respect to the New Withholding Regulations.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability. In addition, prospective investors are encouraged to consult their tax advisors with respect to the New Withholding Regulations.

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 b. RESIDUAL CERTIFICATES

   Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

   A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

   A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "--Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "--Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the

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income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be

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allocated, under temporary Treasury regulations, among the Regular
Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

   Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons." An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

   Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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   In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

   Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

   Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

   The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

   In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from

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foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

   o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

   o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

   The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

   Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

   Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

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NON-U.S. PERSONS

   Amounts paid to Residual Certificateholders who are not U.S. persons (see "--Regular Certificates--Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "--Residual Certificates--Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on

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pass-through entities is generally effective for periods after March 31,
1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

   To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

   Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates -- Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest,
(ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

   In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal

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states that it would be effective for REMICs created after the date of enactment. It is unknown whether it will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form 4224 and the trustee consents to the transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                             ERISA CONSIDERATIONS

   The following describes certain considerations under ERISA and the Code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

   ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit

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plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

   On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined DOL Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory, regulatory or administrative exemption applies.

   In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules and from the excise tax imposed under Code Section 4975 certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of the certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinated certificates. Accordingly, no transfer of a subordinated certificate generally may be made to a Plan in reliance upon PTE 83-1.

   The discussion in this and the next paragraph applies only to Single Family Certificates. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (1) certificates issued in a series consisting of more than a single class of certificates; and (2) senior certificates issued in a series in which there is more than one class of senior certificates; provided that the certificates in the case of clause (1), or the senior certificates in the case of clause (2), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than zero percent) and a specified percentage (greater than zero percent) of future principal

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payments on the mortgage loans. It is not clear whether a class of certificates that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

   PTE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

   o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

   o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

   o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

   The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates in a series issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described in this prospectus (that subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the mortgage loans or the principal balance of the largest mortgage loan. See "Description of the Certificates." In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates in pass-through entities, including trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

   While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

   o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   o unless the investment pool contains only certain types of collateral, such as fully-secured mortgage loans or real property (a "Designated Transaction"), the rights and interest evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

   o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction") from Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Inc.;

   o the trustee is not an affiliate of any other member of the Restricted Group as defined below;

   o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

   o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933 as amended.

   The issuer must also meet the following requirements:

   o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

   o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year before the Plan's acquisition of certificates; and

   o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

   Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

   o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and fifty percent of the certificates in the aggregate is acquired by persons independent of the Restricted Group,

   o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

   o the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

   o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   This relief is not available to Plans sponsored by the seller, any Underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust or any affiliate of those parties (the "Restricted Group").

   On July 21, 1997, DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

   In 2000, the DOL further amended the Underwriter Exemptions to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

   The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

   Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

   The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit

Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

   All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                            METHOD OF DISTRIBUTION

   Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

   o by negotiated firm commitment underwriting and public reoffering by underwriters;

   o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

   o     by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

   If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                LEGAL MATTERS

   The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                            FINANCIAL INFORMATION

   A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

   It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS


                                                    PAGE
                                                  -------
1986 Act ......................................       75
Agency Securities .............................       14
Amortizable Bond Premium Regulations ..........       72
Applicable Amount .............................       90
ARM Loans .....................................       75
Asset Conservation Act ........................       68
CERCLA ........................................       67
Certificate Account ...........................       49
Class Certificate Balance .....................       31
Code ..........................................   27, 70
Contingent Regulations ........................       80
Contributions Tax .............................       91
Deferred Interest .............................       76
Eleventh District .............................       38
excess inclusion ..............................       90
excess servicing ..............................       74
FHLBSF ........................................       38
Garn-St Germain Act ...........................       68
Insured Expenses ..............................       50
Legislative History ...........................       75
Liquidated Mortgage ...........................       57
Loan-to-Value Ratio ...........................       16
Master REMIC ..................................       79
Mortgage Assets ...............................       14
National Cost of Funds Index ..................       39
New Proposed Regulations ......................       94
New Withholding Regulations ...................       78
Non-U.S. Person ...............................       77
OID ...........................................       70
OID Regulations ...............................       75


                                                    PAGE
                                                  -------
OTS ...........................................       39
Parties in Interest ...........................       95
Payment Lag Certificates ......................       86
phantom income ................................       88
Plans .........................................       95
pre-issuance accrued interest .................       86
Prepayment Assumption .........................       75
Private Mortgage-Backed Securities ............       14
Prohibited Transactions Tax ...................       91
PTE 83-1 ......................................       96
RCRA ..........................................       68
Regular Certificateholders ....................       80
Regular Certificates ..........................       78
Relief Act ....................................       69
REMIC Certificates ............................       78
REMICs ........................................       79
Residual Certificateholder ....................       87
Residual Certificates .........................       78
Resource Conservation and Recovery Act                68
Restricted Group ..............................       98
Single Family Certificates ....................       96
SMMEA .........................................       99
Stripped ARM Obligations ......................       76
Stripped Bond Certificates ....................       73
Stripped Coupon Certificates ..................       73
Subsidiary REMIC ..............................       79
Super-Premium Certificates ....................       81
Title V .......................................       69
U.S. Person ...................................   77, 94
Underwriter Exemptions ........................       97

                RESIDENTIAL ASSET SECURITIZATION TRUST 2002-A4
                                     ISSUER

                               INDYMAC MBS, INC.
                                    DEPOSITOR



                              [INDYMAC BANK LOGO]

                           SELLER AND MASTER SERVICER



                                  $324,999,900



               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-D



                         -----------------------------

                              PROSPECTUS SUPPLEMENT

                         -----------------------------


                                LEHMAN BROTHERS



     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2002-D in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2002-D and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2002-D will be required to deliver a prospectus supplement and prospectus until June 26, 2002.

                                 MARCH 25, 2002